________________________________________________________________________________

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                            ------------------------

Filed by the Registrant  [x]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                                      [ ]  Confidential, for Use of
[x]  Definitive Proxy Statement                                            the Commission Only
[ ]  Definitive Additional Materials                                       (as permitted by
[ ]  Soliciting Material Pursuant to Rule 14a-ll(c) or Rule 14a-12         Rule 14a-6(e)(2))

                            ------------------------
                             TRIARC COMPANIES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
      (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN REGISTRANT)
                            ------------------------


Payment of Filing Fee (Check the appropriate box):

[x]  $125  per Exchange Act Rules 0-ll(c)(l)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:
     2)  Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4)  Proposed maximum aggregate value of transaction:
     5)  Total fee paid:

     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-ll(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)  Amount Previously Paid:

          2)  Form, Schedule or Registration Statement No.:

          3)  Filing Party:

          4)  Date Filed:

________________________________________________________________________________

                             TRIARC COMPANIES, INC.

                                NOTICE OF ANNUAL
                                   MEETING OF
                                STOCKHOLDERS AND
                                PROXY STATEMENT

                     PLEASE COMPLETE, SIGN, DATE AND RETURN
                              YOUR PROXY PROMPTLY

                                     [LOGO]

                             THURSDAY, JUNE 8, 1995
                                 AT 11:00 A.M.
                                 CHEMICAL BANK
                                270 PARK AVENUE
                               NEW YORK, NEW YORK

[LOGO]

                             TRIARC COMPANIES, INC.

                                900 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 230-3000


                                                                     May 5, 1995


Dear Stockholders:

     It is our pleasure to invite you to join us at the 1995 Annual Meeting of Stockholders of Triarc Companies, Inc. which will be held at 11:00 a.m., on Thursday, June 8, 1995, in the third floor auditorium of Chemical Bank, 270 Park Avenue, New York, New York.

     We shall report to you at the meeting on the Company's current operations and outlook. The meeting will also include a question and discussion period. The Board of Directors and management hope that many of you will be able to attend in person.

     At the meeting, you will be asked to consider and vote on the election of 10 directors, certain amendments to the Company's 1993 Equity Participation Plan and the ratification of the appointment of Deloitte & Touche LLP as the Company's independent certified public accountants. The Board of Directors has unanimously approved the proposals and recommends that you vote FOR each of them. Please give this proxy material your careful attention, as the discussion is important to your decisions on the matters being presented.

     The formal notice of Annual Meeting and the Proxy Statement follow. It is important that your shares be represented and voted, regardless of the size of your holdings. Accordingly, whether or not you plan to attend the meeting in person, please mark, sign, date and return the enclosed proxy. If you attend the meeting and wish to vote your shares personally, you may revoke your proxy. Our Annual Report on Form 10-K for the fiscal year ended December 31, 1994 also accompanies these proxy materials.

                      Sincerely,


NELSON PELTZ
NELSON PELTZ                       PETER W. MAY
Chairman and Chief                 President and Chief
Executive Officer                  Operating Officer

[LOGO]

                             TRIARC COMPANIES, INC.

                 NOTICE OF 1995 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 8, 1995

                            ------------------------

     The 1995 Annual Meeting of Stockholders of Triarc Companies, Inc. will be held on Thursday, June 8, 1995, at 11:00 a.m., local time, in the third floor auditorium of Chemical Bank, 270 Park Avenue, New York, New York, for the following purposes:

          (1) To elect 10 directors to hold office as specified in the accompanying Proxy Statement;

          (2) To consider and act upon certain amendments to the Company's 1993 Equity Participation Plan;

          (3) To ratify the appointment of Deloitte & Touche LLP as the Company's independent certified public accountants; and

          (4) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Stockholders entitled to vote at the meeting or any adjournment or postponement thereof are holders of record of the Company's Class A Common Stock at the close of business on April 25, 1995.

                                          By order of the Board of Directors

                                          STUART I. ROSEN
                                          Vice President and
                                          Associate General Counsel, and
                                          Secretary


May 5, 1995




     YOUR VOTE IS IMPORTANT! STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND THE MEETING.

                             TRIARC COMPANIES, INC.

                                900 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                            ------------------------
                                PROXY STATEMENT
                            ------------------------
                                  INTRODUCTION

GENERAL


     The accompanying proxy is solicited by the Board of Directors (the 'Board of Directors' or the 'Board') of Triarc Companies, Inc. (the 'Company' or 'Triarc') in connection with the 1995 Annual Meeting of Stockholders of the Company to be held on Thursday, June 8, 1995, at 11:00 A.M., local time, in the third floor auditorium of Chemical Bank, 270 Park Avenue, New York, New York (the 'Meeting'), and at any adjournment or postponement of the Meeting. This Proxy Statement and a proxy are first being mailed to stockholders on or about May 5, 1995. The mailing address of the Company's principal executive office is 900 Third Avenue, New York, New York 10022.


     When a proxy is returned properly dated and signed, the shares represented thereby will be voted by the persons named as proxies in accordance with each stockholder's directions. Stockholders may specify their choices by marking the appropriate boxes on the enclosed proxy. If a proxy is dated, signed and returned without specifying choices, the shares will be voted as recommended by the Board of Directors FOR the election of the nominees for directors named below and FOR Proposals (2) and (3). The Company does not have cumulative voting in the election of directors. Under the Company's By-Laws (the 'By-Laws'), business transacted at the Meeting is confined to the purposes stated in the Notice of the Meeting. The proxy being solicited does, however, convey discretionary authority to the persons named therein as proxies to vote on matters incident to the conduct of the Meeting. The proxy may be revoked by the stockholder at any time prior to the time it is voted by giving notice of such revocation either personally or in writing to the Secretary of the Company.

VOTING SECURITIES


     All holders of record of the Company's Class A Common Stock, par value $.10 per share (the 'Class A Common Stock'), at the close of business on April 25, 1995 are entitled to vote on all business of the Meeting. At the close of business on such day, the Company had 23,917,188 shares of Class A Common Stock outstanding and entitled to vote at the Meeting. Each share of Class A Common Stock entitles the holder to one vote per share. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast shall constitute a quorum.


     Under the General Corporation Law of the State of Delaware, the state in which the Company is incorporated, and the By-Laws, if a quorum is present at the Meeting, the affirmative vote of a plurality of the votes cast is required for the election of directors. The affirmative vote of a majority of the voting power present (in person or by proxy) and entitled to vote at the Meeting is required for approval of Proposals (2) and (3). Under Delaware law, an abstaining vote is not deemed to be a 'vote cast.' As a result, abstentions and broker 'non-votes' are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition in such tabulations. A broker 'non-vote' occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker 'non-votes' and the shares as to which a stockholder abstains are included for purposes of determining whether a quorum of shares is present at a meeting.


     The Company has been informed that the 5,982,867 shares of Class A Common Stock owned by DWG Acquisition Group, L.P., a Delaware limited partnership of which Nelson Peltz and Peter W. May are the sole general partners ('DWG Acquisition'), will be voted in accordance with the recommendation of the Board of Directors FOR the election of the nominees for director named below and FOR Proposals (2) and (3).


                                  PROPOSAL 1.
                             ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

     It is recommended that the 10 nominees herein named be elected as directors of the Company, with each director to hold office until the next Annual Meeting of Stockholders, and until his successor is elected and qualified or until his prior death, resignation or removal. All of the 10 nominees are presently serving as directors of the Company and, except for David E. Schwab II (who was elected as a director in October 1994 to fill the vacancy resulting from the death of Mr. Irving Mitchell Felt), were elected directors at the last Annual Meeting of Stockholders held on June 9, 1994, to serve until the next annual meeting of the Company's stockholders and until such director's successor is duly chosen and qualified or until his prior death, resignation or removal. The Company is unaware of any reason why any of the nominees named herein would be unwilling or unable to serve as a director. Should, however, any nominee for director be unwilling or unable to serve at the time of the Meeting or any adjournment or postponement thereof, the persons named in the proxy will vote for the election of such other person for such directorship as the Board of Directors may recommend. Messrs. Kelley, Kerger and McCarthy, three of the current directors of the Company, will not stand for reelection, but will continue to serve as directors of the Company until the Meeting.

     Certain information regarding each person nominated by the Board of Directors, including his principal occupation during the past five years and current directorships, is set forth below. Unless otherwise indicated, all nominees have had the indicated principal occupations for the past five years.


                                                            BUSINESS EXPERIENCE DURING PAST
          NAME OF DIRECTOR                               FIVE YEARS, AGE AND OTHER INFORMATION
- ------------------------------------  ---------------------------------------------------------------------------
Nelson Peltz........................  Mr.  Peltz has been a director and  Chairman and Chief Executive Officer of the Company since April 23, 1993. Since April 23, 1993, he has also  been a  director and  Chairman and Chief  Executive Officer of  certain of the
                                        Company's subsidiaries,  including  Southeastern Public  Service  Company
                                        ('SEPSCO')  and  RC/Arby's  Corporation, formerly  known  as  Royal Crown
                                        Corporation ('RCAC').  Mr. Peltz  has also  been a  director of  National
                                        Propane Corporation, another subsidiary of the

                                                            BUSINESS EXPERIENCE DURING PAST
          NAME OF DIRECTOR                               FIVE YEARS, AGE AND OTHER INFORMATION
- ------------------------------------  ---------------------------------------------------------------------------
                                        Company  ('National Propane'), since April 23,  1993. From April 23, 1993 until January 1994,  Mr. Peltz was  also a director  and Chairman of  the
                                        Board  and Chief Executive Officer of  Wilson Brothers, a company engaged in the specialty decoration  of glass and ceramic  items and the  design, manufacture  and servicing  of overhead industrial  cranes ('Wilson'). In
                                        January 1994, Triarc disposed of its 58.6% interest in Wilson. He is also a general  partner  of  DWG  Acquisition,  whose  principal  business  is ownership  of securities  of the Company.  From its  formation in January
                                        1989 until April  23, 1993, Mr.  Peltz was Chairman  and Chief  Executive
                                        Officer  of Trian  Group, Limited  Partnership ('Trian'),  which provided investment banking and management services for entities controlled by Mr.
                                        Peltz and Peter W. May. From 1983  to December 1988, he was Chairman  and
                                        Chief  Executive  Officer and  a  Director of  Triangle  Industries, Inc.
                                        ('Triangle'), which, through wholly-owned subsidiaries, was at that  time a  manufacturer of packaging  products, copper electrical  wire and cable and steel conduit and  currency and coin handling  products. He was  also
                                        Chairman  and  Chief  Executive Officer  and  a Director  of  Avery, Inc.
                                        ('Avery') from prior to 1987 until  October 1992. Until the October  1989 sale of Uniroyal Chemical Holding Company, Avery was primarily engaged in the  manufacture  and sale  of  specialty chemicals.  From  November 1989 through May  1992, Mr.  Peltz  was a  director  of Mountleigh  Group  plc
                                        ('Mountleigh'),  a  British property  trading  and retailing  company. He served in various executive capacities, including Executive Chairman,  of
                                        Mountleigh from November 1989 until October 1991. From January 1988 until
                                        December  1994,  Mr. Peltz  served  as a  director  of Equitable  Bag Co.
                                        ('Equitable Bag'), a designer, manufacturer and distributor of customized plastic and paper merchandizing bags. Mr. Peltz is 52 years of age.

Peter W. May........................  Mr. May has been  a director and President  and Chief Operating Officer  of the  Company since April 23, 1993. Since April 23, 1993, he has also been a director and President  and Chief Operating Officer  of certain of  the
                                        Company's  subsidiaries, including SEPSCO and RCAC. Mr. May has also been a director of National Propane since April 23, 1993. From April 23,  1993 until  January 1994, Mr. May was also  a director and President and Chief
                                        Operating Officer  of  Wilson.  He  is also  a  general  partner  of  DWG
                                        Acquisition. From its formation in January 1989 until April 23, 1993, Mr.
                                        May  was President and Chief Operating Officer of Trian. He was President
                                        and Chief Operating Officer  and a director of  Triangle from 1983  until
                                        December 1988. Mr. May was also President and Chief Operating Officer and a  director of Avery from prior to 1987 until October 1992. From November
                                        1989 through May  1992, Mr.  May was  associated with  Mountleigh and  he served  as Joint Managing Director of Mountleigh from November 1989 until
                                        October 1991. From January 1988 until December 1994, Mr. May served as  a director of Equitable Bag. Mr. May was also named a director on April 29,
                                        1993 of The

                                                            BUSINESS EXPERIENCE DURING PAST
          NAME OF DIRECTOR                               FIVE YEARS, AGE AND OTHER INFORMATION
- ------------------------------------  ---------------------------------------------------------------------------
                                        Leslie  Fay Companies,  Inc. following  its filing  on April  5, 1993 for protection under Chapter 11 of the United States Bankruptcy Code. Mr. May
                                        is 52 years of age.

Leon Kalvaria.......................  Mr. Kalvaria has  been a director  and Vice Chairman  of the Company  since
                                        April  23, 1993. Since  April 23, 1993,  he has also  been a director and
                                        Vice Chairman of certain of the Company's subsidiaries, including  SEPSCO and RCAC. Mr. Kalvaria has also been a director of National Propane since
                                        April  23, 1993. From April 23, 1993 until January 1994, Mr. Kalvaria was also a director  and Vice  Chairman of  Wilson. Since  January 1995,  Mr.
                                        Kalvaria  has been a limited partner  of DWG Acquisition. He joined Trian in January 1991  and was  Vice Chairman of  Trian from  April 1992  until
                                        April  23, 1993. Mr. Kalvaria  was also a director  of Equitable Bag from
                                        April 1992 until December 1994. Prior to joining Trian, Mr. Kalvaria  was employed by CS First Boston, an investment banking firm, for more than 10 years. Mr. Kalvaria was Managing Director of the Mergers and Acquisitions
                                        Department of First Boston from 1989 to 1991. Mr. Kalvaria is 36 years of age.

Hugh L. Carey.......................  Mr.  Carey has been  a director of the  Company since June  9, 1994. He has been an Executive  Vice President  of W.R.  Grace &  Co. ('Grace')  since
                                        1987.  Since  January  1993,  he  has served  Grace  as  director  of its
                                        Government Relations Division, and from  1987 until 1993, he ran  Grace's office  of environmental policy. Mr. Carey  was the Governor of the State of New York from 1975 until 1983 and a member of Congress from 1960 until
                                        1975. From 1991 until 1993, he was Chairman of the National Institute  of
                                        Former  Governors. Mr. Carey is also a director of Meditrust, Inc., First
                                        Albany Corporation and  the China Trust  Bank. Mr. Carey  is 76 years  of age.

Clive Chajet........................  Mr.  Chajet has been a  director of the Company since  June 9, 1994. He has
                                        been  Chairman  of  Lippincott  &  Margulies  Inc.,  a  consulting   firm
                                        specializing  in identity and image management, New York, New York, since
                                        1983. Mr. Chajet is 58 years of age.

Stanley R. Jaffe....................  Mr. Jaffe has been a  director of the Company since  June 9, 1994. He is  a private investor. From 1991 until 1994, Mr. Jaffe was President and Chief
                                        Operating  Officer  and a  Director of  Paramount Communications  Inc., a
                                        motion picture and entertainment company. From prior to 1988 until  1991,
                                        Mr.   Jaffe  was  principal  partner  in  Jaffe/Lansing  Productions,  an independent motion picture production company.  Mr. Jaffe is 54 years  of age.

M.L. Lowenkron......................  Mr. Lowenkron has been a director of the Company since June 9, 1994. He has been  the President  and Chief Executive  Officer of  G. Heileman Brewing
                                        Company since  January  9,  1995.  From  1983  until  October  1991,  Mr.
                                        Lowenkron  was President and Chief Executive  Officer of A&W Brands, Inc.
                                        ('A&W'), a  manufacturer of  soft drink  concentrates, and  he served  as
                                        Chairman   of   the   Board   and   Chief   Executive   Officer   of  A&W

                                                            BUSINESS EXPERIENCE DURING PAST
          NAME OF DIRECTOR                               FIVE YEARS, AGE AND OTHER INFORMATION
- ------------------------------------  ---------------------------------------------------------------------------
                                        from 1991 until October 1993. Mr. Lowenkron is a director of Hat  Brands,
                                        Inc.,  G. Heileman Brewing Company and  The National Easter Seal Society.
                                        Mr. Lowenkron is 63 years of age.

David E. Schwab II..................  Mr. Schwab  has been  a director  of the  Company since  October 1994.  Mr.
                                        Schwab  has been a partner of Schwab Goldberg Price & Dannay, a law firm, for more than five years. Mr. Schwab served as a director of SEPSCO  from
                                        April 1993 to April 1994. Mr. Schwab also serves as Chairman of the Board of Trustees of Bard College. Mr Schwab is 63 years of age.

Raymond S. Troubh...................  Mr.  Troubh has been a  director of the Company since  June 9, 1994. He has been a financial consultant since prior to 1988. Mr. Troubh is a director of ADT Limited, American  Maize-Products Company, America West  Airlines,
                                        Inc., Applied Power, Inc., ARIAD Pharmaceuticals, Inc., Becton, Dickinson
                                        & Co., Benson Eyecare Corporation, Foundation Health Corporation, General
                                        American  Investors  Company, Manville  Corporation,  Olsten Corporation,
                                        Petrie Stores  Corporation,  Riverwood  International  Corporation,  Time
                                        Warner Inc., and WHX Corporation. Mr. Troubh is 69 years of age.

Gerald Tsai, Jr.....................  Mr.  Tsai has been  a director of the  Company since October  1993. He is a private investor. Since February 1993, he has been Chairman of the Board,
                                        President and Chief Executive Officer  of Delta Life Corporation, a  life insurance  and annuity company  with which Mr.  Tsai became associated in
                                        1992.  From  1982  until  December   1988,  Mr.  Tsai  served   Primerica
                                        Corporation in various executive capacities, including as Chairman of the
                                        Board and Chief Executive Officer from 1987 until December 1988. Mr. Tsai also  serves as a director of Palm Beach National Bank and Trust Company,
                                        Rite  Aid  Corporation,  Sequa  Corporation,  Zenith  National  Insurance
                                        Corporation  and  Proffitt's Inc.  He is  a  trustee of  Meditrust, Inc.,
                                        Boston University and New York University Medical Center. Mr. Tsai is  66
                                        years of age.

                               EXECUTIVE OFFICERS



     The following table sets forth certain information regarding the executive officers of Triarc, all of whom are U.S. citizens (other than John C. Carson, who is a British citizen).



                  NAME                     AGE                               POSITIONS
- ----------------------------------------   ---   -----------------------------------------------------------------
Nelson Peltz............................   52    Director; Chairman and Chief Executive Officer

Peter W. May............................   52    Director; President and Chief Operating Officer

Leon Kalvaria...........................   36    Director; Vice Chairman

John C. Carson..........................   49    President and Chief Executive Officer of Royal Crown Company,
                                                   Inc.

Harold D. Kingsmore.....................   62    President and Chief Executive Officer of Graniteville Company

Ronald D. Paliughi......................   51    President and Chief Executive Officer of National Propane
                                                   Corporation

Donald L. Pierce........................   50    President and Chief Executive Officer of Arby's, Inc.

Brian L. Schorr.........................   36    Executive Vice President, General Counsel, and Assistant
                                                   Secretary

Joseph A. Levato........................   54    Executive Vice President and Chief Financial Officer

John L. Cohlan..........................   37    Senior Vice President -- Corporate Finance

Francis T. McCarron.....................   38    Senior Vice President -- Taxes

Eric D. Kogan...........................   31    Senior Vice President -- Corporate Development

Martin M. Shea..........................   51    Senior Vice President -- Corporate Communications

Stuart I. Rosen.........................   35    Vice President and Associate General Counsel, and Secretary

Fred H. Schaefer........................   50    Vice President and Chief Accounting Officer



     Set forth below is certain additional information concerning the persons listed above (other than Messrs. Peltz, May and Kalvaria, for whom such information has been provided under 'Nominees for Election' above).



     John  C. Carson  has been  President and  Chief Executive  Officer of Royal
Crown Company,  Inc.  since  April  24, 1993.  Prior  thereto,  Mr.  Carson  was
President of Cadbury Beverages, North America, a subsidiary of Cadbury Schweppes, PLC, where he was also a member of Cadbury Beverages Global Board. Mr. Carson was president of Schweppes NA from 1984 to 1988, vice president of sales and marketing of Schweppes Bottling U.K. and Cadbury U.K. from 1964 to 1981.



     Harold D. Kingsmore has been President and Chief Executive Officer of Graniteville Company since April 24, 1993. For more than five years prior thereto, he was Executive Vice President and Chief

Operating Officer of Graniteville. He is a director of Palfed, Inc., a thrift institution. Mr. Kingsmore was a director of Triarc from 1988 until June 1993.



     Ronald D. Paliughi has been President and Chief Executive Officer of National Propane Corporation since April 24, 1993. He was engaged in private research and consulting services from 1992 until April 1993. During 1991, he served as a United States Army Officer in Operation Desert Storm. From 1987 to 1990, Mr. Paliughi was Senior Vice President -- Western Operations of AP Propane (AmeriGas), one of the largest LP gas companies in the United States and a subsidiary of UGI Corporation. During 1986, Mr. Paliughi was director of retail operations of CalGas Corporation, a division of Dillingham Corporation, the fourth largest LP gas company in the United States, and for more than 14 years prior thereto, he held various positions with Vangas, Inc., last serving as Senior Vice President -- General Manager.



     Donald L. Pierce has been President and Chief Executive Officer of Arby's, Inc. since April 24, 1993. Prior thereto, Mr. Pierce was President of Pepsico, Inc.'s Hot 'n Now hamburger chain and President of Kentucky Fried Chicken -- International. From 1987 to 1988 Mr. Pierce was President and Chief Operating Officer of Denny's, and from 1981 to 1987 he served Denny's in various executive capacities, including Group Vice President, President of the El Pollo Loco division, and Vice President, Finance. From 1969 to 1981 Mr. Pierce was with American Hospital Supply, Inc. where he held positions in finance, sales and operations.



     Brian L. Schorr has been Executive Vice President and General Counsel of Triarc and certain of its subsidiaries since June 29, 1994. Prior thereto, Mr. Schorr was a partner of Paul, Weiss, Rifkind, Wharton & Garrison, a law firm which he joined in 1982 and subsequent thereto through April 1995 he was Of Counsel to that firm in connection with limited liability company and limited liability partnership matters. That firm provides legal services to Triarc and its subsidiaries.



     Joseph A. Levato has been Executive Vice President and Chief Financial Officer of Triarc since April 24, 1993. He has also been Executive Vice President and Chief Financial Officer of certain of Triarc's subsidiaries, including SEPSCO and RCAC, since April 24, 1993. Prior thereto, he was Senior Vice President and Chief Financial Officer of Trian from January 1992 until April 24, 1993. From 1984 to January 1989, he served as Senior Vice President and Chief Financial Officer of Triangle and served as Senior Vice President and Chief Financial Officer of Avery from 1986 until 1989.



     John L. Cohlan has been Senior Vice President -- Corporate Finance of Triarc since January 1994. He has also been Senior Vice President -- Corporate Finance of certain of Triarc's subsidiaries, including SEPSCO and RCAC, since January 1994. Prior thereto, he had served as Senior Vice President -- Corporate Development of Triarc and such subsidiaries since April 24, 1993. Before joining Triarc, he was a Senior Vice President of Trian from July 1992 until April 24, 1993. From January 1992 until May 1992, Mr. Cohlan was associated with Mountleigh. From 1989 until 1991, he was a principal of The Palmer Group, Inc., a firm specializing in corporate restructurings, particularly in the hotel industry. From 1987 until 1989, Mr. Cohlan was Vice President -- New Business Development of VMS Realty Partners, a real estate concern.



     Francis T. McCarron has been Senior Vice President -- Taxes of Triarc since April 24, 1993. He has also been Senior Vice President -- Taxes of certain of Triarc's subsidiaries, including SEPSCO and RCAC, since April 24, 1993. Prior thereto, he was Vice President -- Taxes of Trian from its formation in January 1989 until April 24, 1993. He joined Triangle in February 1987 and served as Director of Tax Planning & Research until January 1989. He also served as Vice President -- Taxes of Avery from 1989 until 1992.

     Eric D. Kogan has been Senior Vice President -- Corporate Development of Triarc since March 1995. Prior thereto, he was Vice President -- Corporate Development of Triarc since April 24, 1993. Before joining Triarc, Mr. Kogan was a Vice President of Trian Group, L.P. from September 1991 to April 1993 and an associate in the mergers and acquisitions group of Farley Industries, an industrial holding company, from 1989 to August 1991.



     Martin M. Shea has been Senior Vice President -- Corporate Communications of Triarc since July 1994. Prior thereto, he served in various capacities in the investor relations department of Paramount Communications Inc. since 1977, including Vice President -- Investor Relations since 1992 and Assistant Vice President -- Investor Relations from 1983 to 1992. Prior thereto, Mr. Shea worked for four years in the corporate trust office of Chase Manhattan Bank, and from 1968 to 1972 served as Assistant Secretary of Bankers Trust Company.



     Stuart I. Rosen has been Vice President and Associate General Counsel, and Secretary of Triarc and certain of its subsidiaries since August 1, 1994. Prior thereto, he was associated with Paul, Weiss, Rifkind, Wharton & Garrison since 1985.



     Fred H. Schaefer has been Vice President and Chief Accounting Officer of Triarc since April 24, 1993. He has also been Vice President and Chief Accounting Officer of certain of Triarc's subsidiaries, including SEPSCO and RCAC, since April 24, 1993. Prior thereto, he was Vice President and Chief Accounting Officer of Trian from its formation in January 1989 until April 24, 1993. Mr. Schaefer joined Triangle in 1980 and served in various capacities in the accounting department, including Vice President -- Financial Reporting, until January 1989 and served as Vice President -- Financial Reporting of Avery from 1986 until 1992.



     The term of office of each executive officer is until the organizational meeting of the Triarc Board following the next annual meeting of Triarc stockholders and until his successor is elected and qualified or until his prior death, resignation or removal.


BOARD MEETINGS AND CERTAIN COMMITTEES OF THE BOARD

     Eleven meetings of the full Board of Directors were held during the fiscal year ended December 31, 1994 ('Fiscal 1994'). Each incumbent director who is a nominee for reelection attended more than 75% of the meetings of the Board of Directors that were held after such director's election to the Board and more than 75% of all committees of the Board of Directors that he was eligible to attend in Fiscal 1994.

     The Company has standing audit, nominating, and compensation committees whose current functions and members are described below. It is anticipated that at its first meeting following the Meeting, the Board will designate the directors to serve on each of these Committees until the next annual meeting of stockholders.

     Audit Committee. The Audit Committee is composed of Messrs. Daniel R. McCarthy (Chairman), David E. Schwab II, Raymond S. Troubh and Gerald Tsai, Jr. This Committee is charged with the responsibility of satisfying itself of the propriety and accuracy of the financial statements of the Company and any of its subsidiaries which have publicly-owned securities. In the course of performing its functions, the Audit Committee (i) reviews the Company's internal accounting controls and its annual consolidated financial statements, (ii) reviews with the Company's independent certified public accountants the scope of their audit, their report and their recommendations, (iii) considers the possible effect on the independence of such accountants in approving non-audit services requested of them, and

(iv) recommends the action to be taken with respect to the appointment of the Company's independent certified public accountants. The Audit Committee met seven times during Fiscal 1994. As discussed above, Mr. McCarthy will not stand for reelection but will continue to serve as a director of the Company until the Meeting.

     Nominating Committee. The Nominating Committee is composed of Messrs. Peter
W. May (Chairman), Nelson Peltz, Clive Chajet and M. L. Lowenkron. This Committee is charged with the responsibility of considering and recommending individuals to be considered by the Board for membership on the Board of Directors. The Nominating Committee met twice during Fiscal 1994.


     The Nominating Committee will consider nominations for Board membership by stockholders. The Nominating Committee has adopted the following rules with respect to considering such nominations: (i) the nominating stockholder must have owned shares of Class A Common Stock or preferred stock (entitled to vote for Directors) for at least six months prior to the date the nomination is submitted; (ii) the nomination must be received by the Nominating Committee 120 days before the mailing date for proxy material applicable to the annual meeting for which such nomination is proposed for submission; and (iii) a detailed statement setting forth the qualifications, as well as the written consent, of each party nominated must accompany each nomination submitted.


     Compensation Committee. The Compensation Committee is composed of Messrs. Gerald Tsai, Jr. (Chairman), Stanley R. Jaffe and David E. Schwab II. The Committee is charged with the responsibility of (i) reviewing, advising and making recommendations with respect to employee salary and compensation plans, benefits and standards applicable to the executive officers of the Company, (ii) taking such action with respect thereto that are not reserved to the Board of Directors, and (iii) administering the Triarc Companies, Inc. 1993 Equity Participation Plan (the 'Equity Participation Plan') and such other salary or compensation plans as the Committee is designated to administer. The Compensation Committee met nine times during Fiscal 1994.

COMPENSATION OF DIRECTORS

     Each non-management director of the Company receives an annual retainer of $25,000 for serving on the Board. In addition, each non-management director of the Company also receives $1,000 for each meeting of the Board or of a Committee of the Board attended by him. At the option of each non-management director, these fees may be paid in shares of Class A Common Stock rather than in cash. See 'Executive Compensation -- Employment Arrangements with Executive Officers' below for certain information relating to compensation of the Company's management directors.

     In addition, pursuant to the Equity Participation Plan, each director of the Company who is not also an employee of the Company or any subsidiary receives, on the later of (i) the date of his initial election or appointment to the Board of Directors and (ii) April 24, 1993, options to purchase 3,000 shares of Class A Common Stock and, in connection therewith, tandem stock appreciation rights ('SARs') for the same number of shares. On the date of each subsequent annual meeting of stockholders of the Company at which a director is reelected, such director will receive options to purchase 1,000 shares of Class A Common Stock and, in connection therewith, SARs for the same number of shares.

     If Proposal (2) is approved at the Meeting, the number of options to purchase shares of Class A Common Stock issuable to each non-employee director will increase, effective for all such issuances made on or after June 9, 1994, from 3,000 shares to 15,000 shares in the case of an initial election, and from 1,000 shares to 3,000 shares in the case of reelection of such non-employee director. See 'Proposal 2. Approval of Amendments to Triarc Companies, Inc. 1993 Equity Participation Plan' below.

     As discussed above, certain current directors of the Company will not stand for reelection but will continue to serve as directors of the Company until the Meeting. In connection therewith, the Compensation Committee determined that the stock options previously awarded to the three non-employee directors who are retiring will vest on the date such directors cease to be directors of the Company and may be exercised at any time prior to March 31, 1996. In addition, the restricted shares of the Company's common stock previously awarded to each such retiring director will vest on the date such director ceases to be a director of the Company.

     In April 1993, the United States District Court for the Northern District of Ohio (the 'Ohio Court') entered a final order approving a Modification of a Stipulation of Settlement (the 'Modification') which (i) modified the terms of a previously approved stipulation of settlement (the 'Original Stipulation') in an action captioned Granada Investments, Inc. v. DWG Corporation et al., an action commenced in 1989 ('Granada'), and (ii) settled two additional lawsuits pending before the Ohio Court captioned Brilliant et al. v. DWG Corporation, et al., an action commenced in July 1992 ('Brilliant'), and DWG Corporation by and through Irving Cameon et al. v. Victor Posner et al., an action commenced in June 1992 ('Cameon'). Each of the Granada, Brilliant and Cameon cases were derivative actions brought against Triarc (then known as DWG) and each of its then current directors (other than Triarc's court-appointed directors, in the Brilliant and Cameon cases) which alleged various instances of corporate abuse, waste and self-dealing by Victor Posner, Triarc's then current Chairman of the Board and Chief Executive Officer ('Posner'), and certain breaches of fiduciary duties and violations of proxy rules. The Cameon case was also brought as a class action and included claims under the Racketeer Influenced and Corrupt Organizations Act of 1970 and for violating federal securities laws. On February 7, 1995, the Ohio Court issued an order which granted the motion of Granada Investments, Inc. and their counsel, Squire, Sanders & Dempsey, for an award of costs in the amount of $850,000. In accordance with such order, Triarc paid such amount on February 7, 1995.


     The Modification continued the requirement contained in the Original Stipulation that the Triarc Board include three court appointed directors and that such directors, along with two other directors who are neither Triarc employees nor relatives of Posner, form a special committee of the Triarc Board (the 'Triarc Special Committee') with authority to review and approve any newly undertaken transaction between Triarc and its subsidiaries, on the one hand, and entities or persons affiliated with Posner on the other hand, other than those transactions specifically approved in the Modification. The Modification specifically permitted Triarc and/or affiliated entities to make certain payments of rent, salary and expense reimbursements to Posner and/or persons or entities related to or affiliated with him (collectively, the 'Posner Entities'). Pursuant to the order of the Ohio Court dated February 7, 1995, the effective period under the Modification is deemed to have expired and, as of such date, the Modification was terminated. As a result, the Triarc Special Committee (which consisted of Messrs. Harold E. Kelley, Richard M. Kerger, Daniel R. McCarthy, Hugh L. Carey and Raymond S. Troubh) has been disbanded.



     Pursuant to the February 7, 1995 order of the Ohio Court, the fees and expenses to be paid by Triarc to the three court appointed members of the Triarc Special Committee in connection with the Posner settlement and related matters were to be determined by Triarc's Board of Directors. Accordingly, in March 1995, following the unanimous recommendation of a special committee of the Triarc Board of Directors (consisting of Hugh L. Carey, David E. Schwab II and Raymond S. Troubh,
chair), the Board of Directors approved, and on March 21, 1995 Triarc paid, $1.16 million to Harold E. Kelley, $526,000 to Daniel R. McCarthy and $328,000 to Richard M. Kerger (the three court-appointed members of the Triarc Special Committee). For additional information regarding the Posner settlement, see 'Item 1. Business -- Introduction -- Posner Settlement' in Triarc's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (the '10-K').

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Triarc's directors, executive officers, and persons who own more than ten percent of Triarc's common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the 'SEC'), the New York Stock Exchange and the Pacific Stock Exchange. Directors, executive officers and greater than ten percent stockholders are required by the SEC regulations to furnish Triarc with copies of all Forms 3, 4 and 5 they file.

     Based solely on Triarc's review of the copies of such forms it has received, or written representations from certain reporting persons that no Form 5s were required for these persons, Triarc believes that all its directors, executive officers, and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to Fiscal 1994 except for the following inadvertent omissions: each of Messrs. Carey and Carson did not file a report with respect to one transaction for each such person on a timely basis. When these inadvertent omissions were discovered, each of such individuals promptly filed the appropriate reports.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF


     The following table sets forth the beneficial ownership as of April 25, 1995 by each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Class A Common Stock (constituting the only class of voting capital stock of the Company), each director of the Company and nominee for director of the Company who has such ownership, each executive officer whose name appears in the Summary Compensation Table below (the 'Named Officers') who was an executive officer of the Company as of April 25, 1995 and all directors and executive officers as a group.


                                                                        AMOUNT AND
                       NAME AND ADDRESS OF                                NATURE
                         BENEFICIAL OWNER                            OF OWNERSHIP(1)             PERCENT OF CLASS
- ------------------------------------------------------------------   ----------------            ----------------
DWG Acquisition ..................................................   5,982,867 shares(4)               25.0%
  1201 North Market Street
  Wilmington, DE 19801
Nelson Peltz .....................................................   6,514,867 shares(2)(3)(4)(6)      26.7%
  900 Third Avenue
  New York, NY 10022
Peter W. May .....................................................   6,346,333 shares(2)(4)(7)         26.2%
  900 Third Avenue
  New York, NY 10022

                                                  (table continued on next page)

(table continued from previous page)

                                                                        AMOUNT AND
                       NAME AND ADDRESS OF                                NATURE
                         BENEFICIAL OWNER                            OF OWNERSHIP(1)             PERCENT OF CLASS
- ------------------------------------------------------------------   ----------------            ----------------
Leon Kalvaria ....................................................     182,500 shares(5)             *
  900 Third Avenue
  New York, NY 10022
Hugh L. Carey ....................................................       4,345 shares                *
  900 Third Avenue
  New York, NY 10022
Clive Chajet .....................................................       2,800 shares(8)             *
  900 Third Avenue
  New York, NY 10022
Stanley R. Jaffe .................................................       6,305 shares                *
  900 Third Avenue
  New York, NY 10022
Harold E. Kelley .................................................      63,500 shares(9)             *
  900 Third Avenue
  New York, NY 10022
Richard M. Kerger ................................................      33,700 shares(10)            *
  900 Third Avenue
  New York, NY 10022
M. L. Lowenkron ..................................................       3,000 shares                *
  900 Third Avenue
  New York, NY 10022
Daniel R. McCarthy ...............................................     123,500 shares(11)            *
  900 Third Avenue
  New York, NY 10022
David E. Schwab II ...............................................       2,000 shares                *
  1185 Avenue of the Americas
  New York, NY 10036
Raymond S. Troubh ................................................      20,000 shares                *
  900 Third Avenue
  New York, NY 10022
Gerald Tsai, Jr. .................................................       4,034 shares                *
  200 Park Avenue, 37th Fl.
  Suite 3709
  New York, NY 10166
John C. Carson ...................................................      53,000 shares(12)            *
  1000 Corporate Drive
  Ft. Lauderdale, FL 33334
Harold D. Kingsmore ..............................................      54,000 shares(13)            *
  133 Marshall Street
  Graniteville, SC 29829

- ------------
* Less than 1%

                                                  (table continued on next page)

(table continued from previous page)

                                                                        AMOUNT AND
                       NAME AND ADDRESS OF                                NATURE
                         BENEFICIAL OWNER                            OF OWNERSHIP(1)             PERCENT OF CLASS
- ------------------------------------------------------------------   ----------------            ----------------
Donald L. Pierce .................................................      66,250 shares(14)            *
  1000 Corporate Drive
  Ft. Lauderdale, FL 33334
Joseph A. Levato .................................................      78,334 shares(15)            *
  900 Third Avenue
  New York, NY 10022
Directors and Executive Officers as a group (25 persons)..........   7,718,675 shares                  30.8%

- ------------

*   Less than 1%

 (1) Except as otherwise indicated, each person has sole voting and dispositive power with respect to such shares.

 (2) Includes 5,982,867 shares held by DWG Acquisition, of which Mr. Peltz and Mr. May are the sole general partners. Effective January 1, 1995, Mr. Kalvaria was admitted as a limited partner of DWG Acquisition and as such will receive a percentage of the net profits realized by DWG Acquisition from the sale of the Company's shares owned by DWG Acquisition, determined in accordance with the partnership agreement of DWG Acquisition.

 (3) Includes 100 shares owned by Mr. Peltz's minor son, as to which Mr. Peltz disclaims beneficial ownership.


 (4) As previously reported, the change in control of Triarc (the 'Change in Control') occurred on April 23, 1993. On that date, DWG Acquisition acquired 5,982,867 shares of Class A Common Stock from Victor Posner, Security Management, and Victor Posner Trust No. 20 for an aggregate purchase price of $71,794,404 pursuant to the Stock Purchase Agreement.


     The Company is informed that DWG Acquisition has pledged an aggregate of 5,075,000 shares of Class A Common Stock (the 'Pledged Shares') to two financial institutions on behalf of Messrs. Peltz and May to secure certain loans made to them by such financial institutions in connection with the Change in Control. The loan documentation in connection with such loans contains customary provisions concerning the maturity of the loans and other provisions with respect thereto and with respect to the Pledged Shares.

 (5) Represents 42,500 restricted shares granted under the Equity Participation Plan and options to purchase 140,000 shares of Class A Common Stock which have vested or will vest within 60 days of April 25, 1995. Effective January 1, 1995, Mr. Kalvaria was admitted as a limited partner of DWG Acquisition and as such will receive a percentage of the net profits realized by DWG Acquisition from the sale of the Company's shares owned by DWG Acquisition, determined in accordance with the partnership agreement of DWG Acquisition.

 (6) Includes options to purchase 505,000 shares of Class A Common Stock which have vested or will vest within 60 days of April 25, 1995.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (7) Includes options to purchase 336,666 shares of Class A Common Stock which have vested or will vest within 60 days of April 25, 1995.

 (8) Includes 1,300 shares owned by Mr. Chajet's wife, as to which shares Mr. Chajet disclaims beneficial ownership.

 (9) Represents 60,000 restricted shares granted under the Equity Participation Plan and options to purchase 3,500 shares of Class A Common Stock which have vested or will vest within 60 days of April 25, 1995. See 'Compensation of Directors' above for a discussion of early vesting of such restricted shares and stock options.

(10) Represents 30,000 restricted shares granted under the Equity Participation Plan, 200 shares purchased by Mr. Kerger and options to purchase 3,500 shares of Class A Common Stock which have vested or will vest within 60 days of April 25, 1995. See 'Compensation of Directors' above for a discussion of early vesting of such restricted shares and stock options.

(11) Includes 60,000 restricted shares granted under the Equity Participation Plan and options to purchase 3,500 shares of Class A Common Stock which have vested or will vest within 60 days of April 25, 1995. Also includes 60,000 shares owned by a trust of which Mr. McCarthy's wife is a trustee and as to which shares Mr. McCarthy disclaims beneficial ownership. See 'Compensation of Directors' above for a discussion of early vesting of such restricted shares and stock options.

(12) Includes 45,000 restricted shares granted under the Equity Participation Plan.

(13) Includes 50,000 restricted shares granted under the Equity Participation Plan.

(14) Includes 61,250 restricted shares granted under the Equity Participation Plan.

(15) Includes 25,000 restricted shares granted under the Equity Participation Plan and options to purchase 53,334 shares of Class A Common Stock which have vested or will vest within 60 days of April 25, 1995.


                            ------------------------

     The foregoing table does not include 5,997,622 shares of Triarc's non-voting Class B Common Stock owned by Posner or the other Posner Entities as a result of a certain Settlement Agreement entered into on January 10, 1995. For information regarding this Settlement Agreement, see 'Item 1. Business -- Introduction -- Posner Settlement' in the 10-K. The shares of Class B Common Stock can be converted without restriction into an equal number of shares of Class A Common Stock following a transfer to a non-affiliate of Posner. The Company has certain rights of first refusal if such shares are proposed to be sold to an unaffiliated party. If the 5,997,622 currently outstanding shares of the Class B Common Stock were converted into shares of Class A Common Stock, such shares would constitute approximately 20.0% of the then outstanding shares of Class A Common Stock. None of the directors or nominees for directors of the Company or the Named Officers beneficially owned any Class B Common Stock as of April 25, 1995. Except for the arrangements relating to the Pledged Shares described in footnote (4) to the foregoing table, there are no arrangements known to the Company the operation of which may at a subsequent date result in a change in control of the Company.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

     Introduction. This report to stockholders presents an overview of both the charter of the Compensation Committee of the Board of Directors (the 'Compensation Committee') and of the Company's compensation philosophy. It also discusses the Compensation Committee's compensation related decisions in respect of Fiscal 1994 performance. Since the Compensation Committee was totally reconstituted in connection with the Change in Control which took place on April 23, 1993, neither the Compensation Committee nor current management take any responsibility for the compensation philosophy or practices of the Company prior to the Change of Control.

     The Compensation Committee's Role. The Compensation Committee's principal function is to review and approve the compensation program for the executive officers of the Company (the 'Executive Compensation Program') and to administer the Equity Participation Plan.

     The Company's Executive Compensation Program is designed with a particular emphasis on motivating the executives to achieve the Company's business objectives, with a particular emphasis on stockholder value. Certain of the Company's executive officers were in 1994, and are currently, employed pursuant to multi-year employment agreements, the purpose of which is to retain the services of such officers for extended periods. The minimum salary to which each such executive officer is entitled is specified in the employment agreement, but the annual bonus for such executive officers (other than Messrs. Kalvaria, Kingsmore and Carson, whose respective employment agreements provide for certain minimum levels of bonus compensation), which is a major part of an executive officer's cash compensation, and awards of stock options for executive officers, are approved by the Compensation Committee, which is comprised entirely of unaffiliated directors. The principal terms of the employment agreements of certain executive officers are described under 'Employment Arrangements with Executive Officers' below.

     To fulfill its principal function, the Compensation Committee specifically reviews and approves each of the elements of the Executive Compensation Program and will continually assess the effectiveness of the program as a whole. This includes reviewing the design of the Company's various incentive plans for executive officers and assessing the competitiveness of the overall Executive Compensation Program.

     Overall Objectives of the Executive Compensation Program. The Executive Compensation Program is designed to help the Company retain, motivate and recruit the executive officers needed to maximize the Company's return to stockholders. The Company's explicit objective is to pay at levels required to secure the exceptionally talented executive officers, in particular, and employees, in general, necessary to achieve its long-term financial, strategic and stock price growth goals. Since one of the Company's objectives is rapid revenue growth, both by internal expansion and through acquisitions, the Company has recruited the executive talent required to run a company which is larger than the Company in its present form.

     Toward that end, the Executive Compensation Program is designed to provide:

           Levels of compensation that are competitive with those provided in the various markets in which the Company competes for its executive resources.

           Incentive compensation that:

              varies in a consistent and predictable manner with the financial performance of the Company and/or its various business units;

              varies in a consistent and predictable manner with the stock price performance of the Company; and

              effectively rewards individual performance.

     In designing and administering the Executive Compensation Program, the Compensation Committee, acting on behalf of the stockholders, seeks an appropriate balance among these objectives, the most important of which are discussed in greater detail below.

     Providing Highly Competitive Levels of Compensation. The Company provides its executive officers with a total compensation package that -- at expected levels of performance -- is generally intended to rank in the 75th percentile of compensation packages provided to executives in the consumer products and food and beverage industries (as adjusted to reflect the Company's size, inclusive of franchise sales) who hold comparable positions or have similar qualifications. In addition, such compensation takes into account the highly unusual roles and combinations of responsibilities undertaken by Triarc's executive officers.

     Given the Company's aggressive stockholder return objectives, the Company has designed salary and incentive programs intended to attract exceptionally high-caliber executives and is committed to paying these same executives a substantial portion of their compensation based directly on the Company and business unit performance.

     To establish appropriate competitive frames of reference, the Company looks toward pay levels offered by leading-performance companies in the relevant markets for executive talent. The Company periodically assesses an executive's competitive level of compensation based on information drawn from a variety of sources, including proxy statements, compensation surveys and external compensation consultants. The Company's review of competitive compensation levels incorporates a case-by-case approach that considers each position's relative content, accountabilities and scope of responsibility. The Company also takes into account its businesses, current size and expected growth, expected contributions from specific executives and other similar factors. For senior executive corporate officers, this review includes an examination of pay data for comparable positions within the consumer products and food and beverage industries, as well as data for other diversified holding companies. Comparisons for senior unit officers were made to compensation rates for analogous positions in the consumer products and food and beverage industries and general industry, as appropriate to each unit's business. The Committee paid particular attention to each position's specific mix and scope of responsibilities relative to those for the surveyed positions.

     Companies included in these comparisons were selected based on the availability of their data in readily accessible compensation surveys. Further, specific competitive data for the Company's positions was developed on a sales size-adjusted basis after ensuring that, in combination, the sources included companies that were generally reflective of the Company's size and scope of operations.

     The Committee selected companies for compensation comparison purposes while being aware of the fact that these companies differed from those used for relative stockholder return comparison purposes in this proxy statement's performance graph. The Committee believes stockholders' interests are best served by providing compensation necessary to attract needed exceptional executive talent from relevant labor markets and that, in many cases, this talent will be attracted from sources outside the performance comparison group since the diversified companies used for comparison of relative stockholder return may not compete in any or all of the four businesses engaged in by the Company. The Committee believes this executive resources strategy will enable the Company to exhibit long-term stockholder returns above those evident in the performance graph comparison group.

     While the expected value of an executive's compensation package is set at a highly competitive level, each executive officer's pay package places a significant portion of pay at risk, and the actual value of the package will exceed or fall below this level depending on actual Company results. The Company is committed to the pay-for-performance philosophy and is implementing an Executive Compensation Program which ensures that stockholders receive performance-for-pay.

     Ensuring Incentive Compensation Varies With Performance. The Executive Compensation Program is designed to ensure that incentive compensation varies in a consistent and predictable manner with the financial and stock performance of the Company and/or its business units. Awards paid under the Company's annual and long-term incentive plans will be directly tied to the Company's and its units' short-and long-term financial performance, as well as the performance of the Company's stock price. To that end, in light of the Company's performance in 1994, incentive awards granted in 1994 to the Company's senior executives (other than those executives whose employment agreements specify a minimum required level of such awards) were generally lower than those granted to such executives in 1993.

     The Company's various incentive plans each serve slightly different purposes and, as such, employ different measures of performance and cover different periods of time. Accordingly, an executive officer's total compensation will not typically vary based on any single measure of Company or business unit performance over a particular period of time. However, in combination, these plans provide a powerful incentive -- focusing management attention on those measures important to stockholders, and hold participants accountable for poor results and reward them for superior accomplishments.

     The Company also believes that effectively rewarding individual performance helps drive managers to contribute in ways that enhance the financial and stock performance of the Company and its various business units. Although the Executive Compensation Program provides compensation that varies with financial and stock price performance, an executive officer's incentive awards may also be influenced by qualitative assessments of Company, business unit and individual performance, as appropriate. For all executive officers, these assessments are made by the Compensation Committee.


     Overview of the Executive Compensation Program. The Executive Compensation Program is comprised of three principal elements, the base salary program, and annual and long-term incentives (consisting of the mid-term plans discussed below and restricted stock and option awards). Each of these is designed and administered with the explicit purpose of furthering the stockholders' interests by facilitating the employment of highly-talented executives and motivating them to achieve exceptional levels of performance. An overview of each of these elements and how each is intended to support stockholder interests are provided below.


          Base Salary Compensation. The Company's base salary program is intended to provide base salary levels that are competitive in the external market for executive talent, reflect an individual's ongoing performance, and are periodically adjusted based on the executive's performance, the Company's overall financial performance and expected salary increases in the market for executive talent.

     The Company believes the mix of elements in the Executive Compensation Program is appropriate, and will periodically review base salary levels, their relationship to the competitive market and to the other components of the program.


          Annual Incentive Compensation. The Company's annual cash incentive plan for executive officers and key employees of the Company's four businesses (the 'Annual Plan') provides competitive annual pay opportunities with 50% of amounts earned directly linked to the Company's and/or business unit's annual financial performance, with the remaining 50% being based on the individual's annual performance. The Annual Plan sets annual incentive target awards at levels that are competitive in the context of the Company's total Executive Compensation Program, and the appropriate mix of variable and fixed compensation. Financial performance is assessed annually against pre-set financial and strategic objectives.


     Each executive's individual performance award is tied to performance measures most appropriate to his or her responsibilities. To reinforce the need for teamwork and focus attention on overall Company objectives, all participants have 50% of their award tied to corporate or unit financial performance, as defined by operating income and other measures selected by the Compensation Committee at the outset of each plan year. For additional information regarding the Annual Plan, see 'Employment Arrangements with Executive Officers -- Cash Incentive Plans' below.

     The Compensation Committee believes that the Annual Plan plays a critical role in the Company's ability to attract desired executives and motivate them toward aggressive levels of performance.

          Long-Term Incentive Compensation. The Company provides the executive officers and key employees of its four principal business units with incentives linked to longer-term business unit and corporate performance through mid-term cash incentive plans (the 'Mid-Term Plans'), and the Equity Participation Plan. The combination of these two key elements is intended to provide competitive long-term incentive opportunities, enable participants to build significant wealth when meaningful stockholder wealth has been created, and directly link a significant portion of total pay to the Company's long-term stock performance and, as appropriate, to business unit longer-term financial performance.

     Triarc is currently developing Mid-Term Plans for executive officers and key employees of each of Royal Crown, Arby's and National Propane. Graniteville has adopted a Mid-Term Plan for its executive officers and key employees. Graniteville's Mid-Term Plan provides for, and each Mid-Term Plan for the other principal business units of the Company will provide for, cash awards to participants based on the unit's profit performance over a three-year period. A pool is created based upon the amount by which the unit's actual profit reaches or exceeds a targeted level. For additional information regarding the Mid-Term Plans, see 'Employment Arrangements with Executive Officers -- Cash Incentive Plans' below.

     The Equity Participation Plan provides senior corporate and business unit managers and key employees, including the individuals named in the Summary Compensation Table below, with stock-based incentives. Although the Equity Participation Plan is generally designed to provide periodic grants of options on the Class A Common Stock, it also provides for the use of restricted stock awards. Overall, the Equity Participation Plan is intended to provide competitive long-term incentive opportunities and tie executive long-term financial gain to increases in the Company's stock price. For additional information regarding the Annual Plan, see 'Employment Arrangements with Executive Officers -- Cash Incentive Plans' below.

     Other Executive Compensation. In addition, the Company provides executive officers with benefits and perquisites such as a 401(k) plan, health and life insurance benefits and tax planning advice. Overall, the Compensation Committee believes the provided levels of benefits and perquisites are necessary and, in combination with the previously mentioned compensation elements, facilitate the Company's ability to secure the needed executive talents.

     Adoption of CEO and COO Compensation Arrangements. In April 1993, the Compensation Committee adopted compensation arrangements with the Company's new Chairman and Chief Executive Officer and President and Chief Operating Officer that included base salaries of $1 per year and incentive compensation on a discretionary basis. In addition, at that time, the Compensation Committee approved for such executives up-front stock option grants.


     In April 1994, the Compensation Committee approved, subject to approval by the stockholders of appropriate amendments to the Equity Participation Plan (which amendments were approved by Triarc's stockholders on June 9, 1994), grants for the Chairman and Chief Executive Officer and the President and Chief Operating Officer of 'performance stock options' for an aggregate of 3,500,000 shares of Class A Common Stock. These options were granted in lieu of base salary, annual performance bonus and long term compensation for a six-year period commencing April, 1993. In addition, performance stock options for an aggregate of 350,000 shares were granted to the Vice Chairman of the Company. The options have an exercise price of $20.125 per share and will vest and become exercisable as follows: if the closing price of a share of Class A Common Stock is at least approximately 135% of the exercise price for 20 out of 30 consecutive trading days ending on or prior to March 30, 1999, each such option will vest and become exercisable as to one third of the shares subject to the option; if the closing price of a share of Class A Common Stock is at least approximately 180% of the exercise price for 20 out of 30 consecutive trading days ending on or prior to March 30, 2000, each such option will vest and become exercisable as to one third of the shares subject to the option; and if the closing price of a share of Class A Common Stock is at least approximately 225% of the exercise price for 20 out of 30 consecutive trading days ending on or prior to March 30, 2001, the options will vest and become exercisable as to one third of the shares subject to the option. In addition to early vesting in the event such closing price levels are attained, each such option initially was to vest and become exercisable after 14 years and 6 months even if Class A Common Stock did not so appreciate and to have a term of 15 years from the date of grant. In March 1995, in order to meet certain requirements of the Securities and Exchange Commission necessary to obtain favorable accounting treatment with respect to the performance stock options, the Compensation Committee and the Board of Directors each unanimously approved (with Messrs. Peltz, May and Kalvaria abstaining) amendments to the performance stock options granted to Messrs. Peltz, May and Kalvaria, which amendments provided that (a) such options will vest in 9 years and 6 months, rather than 14 years and 6 months, if the closing price levels described above are not obtained and (b) such options will have a term of 10 years, rather than 15 years, from the date of grant.


     Additionally, the performance stock options that are exercisable immediately prior to termination of the optionee's employment remain exercisable after termination of the optionee's employment during the period of 90 days immediately following such termination, except upon termination for cause. Upon the optionee's death or permanent disability while employed by Triarc or upon the optionee's death during the 90 days following the optionee's termination of employment, the option becomes fully exercisable and, in the case of the optionee's death, remains exercisable until the earlier of one year after the optionee's death or the expiration of the option.

     Consistent with the discussion above, the CEO and the COO each received a base salary of $1 during Fiscal 1994 and did not receive any annual incentive bonuses. The Committee remains committed to its notion that such up-front grants of stock options as performance stock options provide a meaningful and compelling incentive to the CEO and COO to take actions that result in increases in stockholder value.


     The Omnibus Budget Reconciliation Act of 1993 (the 'Tax Act') includes a provision which may preclude a publicly held corporation from deducting annual compensation in excess of $1,000,000 paid to certain of its highly compensated officers. There are, however, exceptions under the Tax Act for qualified performance based compensation (including stock options and SARs) if certain conditions are met. Although the Company intended that the 'performance stock options' granted to the Chairman and Chief Executive Officer, the President and Chief Operating Officer and the Vice Chairman satisfy these conditions, there can be no assurance that they do satisfy such conditions. The Committee is convinced that the performance incentive provided by the performance stock options is in the stockholders' best interest, irrespective of their treatment under the Tax Act.

     In addition, the Compensation Committee agreed that annual incentives for the rest of the corporate staff would be on a discretionary basis, based on interim and year-end reviews of performance relative to strategic and financial objectives. The Compensation Committee believes that a less discretionary process would be impractical during the current period of relative uncertainty, as the Company's corporate center and business are restructured. The Company intends to move to a more formalized annual incentive plan that determines awards based on Company or unit performance and achievement of specific objectives, when appropriate.

     Adoption of Mid-Term Plans. The Compensation Committee approved, in concept, the implementation of the Mid-Term Plans which is intended to focus the efforts of the management of each of the Company's four principal business units on sustained profitability. The Graniteville Mid-Term Plan provides for, and the Mid-Term Plans which are being developed for the other principal business units of the Company will provide for, awards out of an incentive pool created for each of the four principal business units based upon the amount by which a unit's actual profit reaches or exceeds a pre-determined level over a three year cycle.

     The Compensation Committee believes the Mid-Term Plans will provide an important component of incentive compensation by highlighting longer-term performance of each business unit. With relatively autonomous units in diverse businesses, linking a portion of variable pay to business unit results will hold senior unit managers accountable for sustained unit profitability. A manager's participation in a Mid-Term Plan would be complemented, as appropriate, by participation in the Equity Participation Plan. Taken together, these two forms of long-term incentives will provide business unit managers with vested interests in maximizing their unit's longer-term profitability.


     Grant of Equity-based Incentives. The Compensation Committee approved stock option grants in respect of 1994 performance to selected corporate and business unit managers, since the Compensation Committee determined that it was in the best interest of stockholders to provide significant equity incentives to the Company's management team. Accordingly, on November 30, 1994, options were granted with an exercise price equal to the closing price of the Class A Common Stock on the New York Stock Exchange on such date. Such options are set forth in the Summary Compensation Table below.


     Summary. The Compensation Committee believes the Executive Compensation Program, through the Compensation Committee's administration of the elements of the Program, will ensure the

Company's  ability  to  retain,  motivate and  attract  the  executive resources required to maximize stockholder returns. The Company's competitive pay philosophy facilitates the employment of talented executives. The emphasis on variable pay and the direct link to both short-and long-term results, as well as financial and stock performance, links this competitive pay to critical measures of Company performance. In combination, all these elements act in the best interests of the Company's stockholders.

                                          The Compensation Committee
                                               Gerald Tsai, Jr., Chairman
                                               Stanley R. Jaffe
                                               David E. Schwab II

INTRODUCTION TO SUMMARY COMPENSATION TABLE


     Just prior to the end of the fiscal year ended April 30, 1993 ('Fiscal 1993'), a new chief executive officer as well as other new executive officers of Triarc were elected in connection with the Change in Control. At the same time, Triarc's former chief executive officer and all other executive officers of Triarc except Harold D. Kingsmore and Jack Coppersmith (who resigned as an officer and employee on August 10, 1993), ceased to be executive officers of Triarc and/or its subsidiaries. Accordingly, during Fiscal 1993 neither Triarc's new chief executive officer nor any of its other new executive officers received any material amount of salary from Triarc. Therefore, the only information with respect to annual salaries for Fiscal 1993 set forth in the Summary Compensation Table is presented with respect to Mr. Kingsmore. The Summary Compensation Table does set forth cash bonuses awarded during Fiscal 1993 to certain of the new executive officers at the time they accepted employment with Triarc and in respect of performance during 1993 and 1994, as well as non-cash awards during Fiscal 1993 and Fiscal 1994 under the Equity Participation Plan to Triarc's chief executive officer and to four of the other executive officers of Triarc who constituted Triarc's most highly compensated executive officers during Fiscal 1994.



     Messrs. Peltz, May and Kalvaria serve as directors and officers of Triarc and several of its subsidiaries, and Mr. Levato serves as an officer of Triarc and several of its subsidiaries. All compensation set forth in the Summary Compensation Table for Messrs. Peltz, May, Kalvaria and Levato was paid by Triarc and represents amounts paid for services rendered to Triarc and its subsidiaries. All cash compensation set forth in the Summary Compensation Table for Messrs. Carson and Pierce was paid by Royal Crown Company, Inc. and Arby's, Inc., respectively. All cash compensation set forth in the Summary Compensation Table for Mr. Kingsmore was paid by Graniteville Company. All non-cash awards granted to any Named Officer were made by Triarc. Additional information with respect to the compensation arrangements for the chief executive officer and the Named Officers is set forth below under 'Employment Arrangements with Executive Officers.'

                           SUMMARY COMPENSATION TABLE


                                                 ANNUAL COMPENSATION
                                 ---------------------------------------------------
    NAME AND PRINCIPAL                                                OTHER ANNUAL
         POSITION                PERIOD(1)   SALARY($)  BONUS($)     COMPENSATION($)
- ------------------------------   ---------   ---------  ---------    ---------------

Nelson Peltz(2) ..............       1994           1      --            913,406(7)
  Chairman and Chief Executive         TP           1      --            --
  Officer of Triarc                  1993       --         --            --

Peter W. May(2) ..............       1994           1      --             97,019(8)
  President and Chief                  TP           1      --            --
  Operating Officer of Triarc        1993       --         --            --

Leon Kalvaria ................       1994     500,000     725,000        409,294(9)
  Vice Chairman of Triarc              TP     333,336     550,000        520,181(9)
                                     1993       --        800,000(4)     --

John C. Carson ...............       1994     500,000     350,000               (11)
  President and Chief                  TP     322,436     250,000        123,626(10)
  Executive Officer of Royal         1993       --      1,000,000(5)     --
  Crown Company, Inc.

Harold D. Kingsmore .                1994     400,000     450,000               (11)
  President and Chief                  TP     266,666     450,000        --
  Executive Officer of               1993     300,000   1,300,000               (11)
  Graniteville Company               1992     300,000     700,000               (11)

Donald L. Pierce .............       1994     350,000     225,000               (11)
  President and Chief                  TP     218,750     175,000        346,797(14)
  Executive Officer of Arby's,       1993       --        500,000(5)     --
  Inc.

Joseph A. Levato .............       1994     306,250     315,000               (11)
  Executive Vice President of          TP     200,000     350,000               (11)
  Triarc                             1993       --         --            --

                                                       LONG TERM COMPENSATION
                                 ------------------------------------------------------------------
                                               AWARDS                   PAYOUTS
                                 -----------------------------------   ----------
                                   RESTRICTED         SECURITIES
                                     STOCK            UNDERLYING          LTIP         ALL OTHER
 NAME AND PRINCIPAL POSITION     AWARD(S)(#)(6)   OPTIONS/SARS(#)(6)   PAYOUTS($)   COMPENSATION($)
- ------------------------------   --------------   ------------------   ----------   ---------------
Nelson Peltz(2) ..............        --                2,340,000(3)      --                --
  Chairman and Chief Executive        --                   75,000         --                --
  Officer of Triarc                   --                  600,000         --                --
Peter W. May(2) ..............        --                1,560,000(3)      --                --
  President and Chief                 --                   50,000         --                --
  Operating Officer of Triarc         --                  400,000         --                --
Leon Kalvaria ................        --                  430,000         --               2,281(12)
  Vice Chairman of Triarc           12,500                 40,000         --               1,088(12)
                                    30,000                150,000         --                --
John C. Carson ...............        --                   50,000         --                --
  President and Chief                7,500                 30,000         --                --
  Executive Officer of Royal        37,500                120,000         --                --
  Crown Company, Inc.
Harold D. Kingsmore .                 --                   22,000         --               3,750(12)
  President and Chief                 --                   10,000         --                --
  Executive Officer of              50,000                 50,000         --                --
  Graniteville Company                --                    --                            11,903(13)
Donald L. Pierce .............        --                   50,000         --               3,750(12)
  President and Chief                6,250                 35,000         --                --
  Executive Officer of Arby's,      55,000                 65,000         --                --
  Inc.
Joseph A. Levato .............        --                   30,000         --               2,281(12)
  Executive Vice President of         --                   30,000         --                 590(12)
  Triarc                            25,000                 50,000         --                --


- ------------

 (1) Information set forth opposite the letter 'TP' relates to Transition 1993 (i.e., the eight month period ended December 31, 1993), while information set forth opposite 1994 relates to Fiscal 1994 (the year ended December 31, 1994) and the information set forth opposite 1993 or 1992 relates to Fiscal 1993 (the 12-month period ended April 30, 1993) or Fiscal 1992 (the 12-month period ended April 30, 1992), respectively.

 (2) Did not receive any amount of compensation during Fiscal 1993, except as set forth under 'Long-Term Compensation -- Awards.'

 (3) Of these amounts, options to acquire 2,100,000 and 1,400,000 shares of Class A Common Stock, respectively, for Messrs. Peltz and May are performance based stock options granted to Messrs. Peltz and May in lieu of base salary, annual performance bonus and long-term compensation for a six-year period commencing April 1993. See 'Employment Arrangements with Executive Officers -- Nelson Peltz and Peter W. May' below.


 (4) Discretionary bonus awarded April 24, 1993 in respect of services rendered in connection with the Change in Control. See ' -- Employment Arrangements with Executive Officers,' below.


                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (5) One-time bonus pursuant to employment agreements entered into effective April 24, 1993. See ' -- Employment Arrangements with Executive Officers,' below.

 (6) All restricted stock awards and stock option grants were made pursuant to the Equity Participation Plan. The restricted stock awards are described under ' -- Employment Arrangements with Executive Officers' below. Based upon the closing price of Class A Common Stock on the NYSE on December 31, 1994 of $11.75 the number and value of the aggregate restricted stock holdings of the Named Officers are as follows: Mr. Kalvaria -- 42,500 shares with a value of $499,375; Mr. Carson -- 45,000 shares with a value of $528,750; Mr. Kingsmore -- 50,000 shares with a value of $587,500; Mr. Pierce -- 61,250 shares with a value of 719,687.50 and Mr. Levato -- 25,000 shares with a value of $293,750. The option grants are described below under ' -- Options Granted In Respect of Fiscal 1994.' Prior to adoption of the Equity Participation Plan in April 1993, the Company's executive compensation program did not include grants of restricted stock awards.

 (7) Includes relocation costs of $736,872 and $176,534 for charges relating to use of corporate aircraft.

 (8) Represents charges relating to use of corporate aircraft.

 (9) Includes relocation charges of $396,096 and $519,323, in 1994 and 1993, respectively.

(10) Includes relocation costs of $121,422.

(11) Perquisites and other personal benefits did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported under the headings of 'Salary' and 'Bonus.'

(12) Represents   amounts  contributed  to  401(k)   plans  by  Triarc  and  its
     subsidiaries on behalf of the Named Officer.

(13) Represents distributions under the Graniteville Company Retirement Savings Plan.

(14) Includes relocation costs of $345,289.

EMPLOYMENT ARRANGEMENTS WITH EXECUTIVE OFFICERS


     Nelson Peltz and Peter W. May. Since the Change in Control, Nelson Peltz and Peter W. May have been serving Triarc as its Chairman and Chief Executive Officer and its President and Chief Operating Officer, respectively, and each of them currently is receiving an annual base salary of $1.00. In addition, Messrs. Peltz and May participate in the incentive compensation and welfare and benefit plans made available to Triarc's corporate officers, including the Equity Participation Plan described below. Also, Messrs. Peltz and May were granted certain 'performance options' in April 1994. See 'Report of the Compensation Committee -- Adoption of CEO and COO Compensation Arrangements' above.


     Leon Kalvaria. Since the Reorganization, Leon Kalvaria has been serving Triarc as its Vice Chairman and is currently receiving an annual base salary of $500,000. Effective November 1, 1993, Mr. Kalvaria entered into an employment agreement with Triarc (the 'Kalvaria Employment Agreement') having an initial term which expires on December 31, 1996 but which automatically extends for successive three year periods on January 1 of each year, commencing January 1, 1995, unless, not later than one year preceding the date of any such extension, either party notifies the other that it does not wish to have the term so extended. The Kalvaria Employment Agreement provides for an annual salary of $500,000. In addition, the Kalvaria Employment Agreement provides that Mr. Kalvaria will be entitled to receive a bonus payment in each full calendar year of the agreement, commencing in 1994, in an amount not less than the amount by which the salary and other cash payments made to him during such year pursuant to any long or short-term management incentive plan is less than $800,000. The Kalvaria Employment Agreement also provides that if Mr. Kalvaria dies during the term of the agreement, his legal representative will be entitled to receive from Triarc an amount calculated at an annual rate of $800,000 for the remaining term of the agreement if Triarc is able to procure, at a reasonable rate, term insurance on Mr. Kalvaria's life to pay such obligation, or, if Triarc is not able to procure such insurance, an amount calculated at the annual rate of $800,000 for the three-month period following Mr. Kalvaria's death. Triarc has obtained such insurance to fund this obligation through the year 2000 at an annual premium of approximately $3,000. The Kalvaria Employment Agreement also provides that if Triarc terminates the agreement as a result of Mr. Kalvaria becoming disabled, Triarc will continue to pay Mr. Kalvaria at the annual rate of $800,000 for an eighteen month period following such termination. Pursuant to the Kalvaria Employment Agreement, if Mr. Kalvaria's employment terminates for any reason other than for cause, all restricted stock awards granted to Mr. Kalvaria will immediately vest in their entirety and all stock options granted to Mr. Kalvaria will vest immediately in their entirety and remain exercisable for a period of one year following the date of such termination. In addition, if Mr. Kalvaria's employment terminates for any reason other than for cause, certain 'performance stock options' granted to Mr. Kalvaria will immediately vest in their entirety and will remain exercisable for a period of 90 days following the date of such termination. For additional information regarding the terms of such 'performance stock options,' see 'Report of the Compensation Committee -- Adoption of CEO and COO Compensation Arrangements' above.



     Triarc and Mr. Kalvaria are parties to an agreement (the 'Relocation Agreement') pursuant to which Mr. Kalvaria relocated in 1993 to Florida in order to work in Triarc's offices which were then located in West Palm Beach. In addition to providing certain standard relocation benefits, pursuant to the Relocation Agreement, Triarc guaranteed a $3 million bank loan (the 'Bank Loan') secured by a first mortgage on Mr. Kalvaria's new Florida residence (the 'Florida Property'), and Triarc made loans aggregating $500,000 (collectively, the 'Company Loan') to Mr. Kalvaria in connection with his purchase of the Florida Property. In connection with the 1994 relocation of Triarc's corporate headquarters to New York City, Triarc agreed to reimburse Mr. Kalvaria for the costs incurred by him (including certain expenses relating to his New York apartment) as well as for certain tax effects of such relocation payments. Furthermore, in connection with the 1994 relocation, Triarc entered into an agreement with a relocation company with respect to the sale of the Florida Property. Pursuant to that agreement, title to the Florida Property was transferred to the relocation company, Mr. Kalvaria received from the relocation company an amount in cash equal to his equity in the Florida Property, the Company Loan was repaid in full and the relocation company assumed responsibility for the sale of the Florida Property. In connection therewith, Triarc agreed to pay approximately $30,000 per month (including amounts with respect to interest on the Bank Loan and on the advance by the relocation company of Mr. Kalvaria's equity in the Florida Property) to the relocation company to maintain the Florida Property until it was sold. In February 1995, the Florida Property was sold to an unaffiliated party at a profit (which Triarc retained), and Triarc was released from its guarantee of the Bank Loan. In connection with such sale, Triarc paid sales commission and relocation company fees of approximately $230,000, all of which was paid out of the sale proceeds.


     John C. Carson. On April 24, 1993, Triarc and Royal Crown entered into an employment agreement with John C. Carson (the 'Carson Employment Agreement') providing for the employment of Mr. Carson as President and Chief Executive Officer of Royal Crown. Mr. Carson's term of full-time employment began on May 10, 1993 and will continue (unless otherwise terminated as provided in the

Carson Employment Agreement) until December 31, 1996, subject to automatic renewal for successive two-year periods unless either Royal Crown or Mr. Carson elects, upon 180 days' notice, not to renew.

     Pursuant to the Carson Employment Agreement, Mr. Carson receives an annual base salary of $500,000. Mr. Carson is also eligible to receive an annual cash incentive bonus under Royal Crown's annual cash incentive plan (described below), cash compensation under Royal Crown's mid-term cash incentive plan (described below) and additional compensation under the Equity Participation Plan. As discussed below, Royal Crown's mid-term cash incentive plan is presently in the process of being developed. For 1994, the sum of Mr. Carson's salary and annual cash incentive bonus was required to be at least $800,000. Mr. Carson's annual base salary will be reviewed annually for possible increase, but not decrease, by the Board of Directors of Royal Crown.

     Should Royal Crown elect to terminate Mr. Carson's employment without good cause, the Carson Employment Agreement provides that he will receive a special payment of $800,000 in addition to base salary through the end of the month in which the termination occurs and accrued bonuses and compensation under Royal Crown's mid-term cash incentive plan. The Carson Employment Agreement provides that, in the event of a change in control of Royal Crown or any parent of Royal Crown (the 'Parent Corporation'), Mr. Carson would be obligated to continue in employment under the Carson Employment Agreement until the first anniversary of such change in control, after which he would have the right to resign as an officer and employee of Royal Crown and to receive the same payments that he would have been entitled to receive had his employment been terminated by Royal Crown without good cause. A 'change in control' is defined to mean: (i) the acquisition by any person of 50% or more of the combined voting power of the outstanding securities entitled to vote generally in the election of directors of either Royal Crown or of any Parent Corporation; (ii) a majority of the Board of Directors of Royal Crown or any Parent Corporation shall be individuals who are not nominated by the Board of Directors of Royal Crown or such Parent Corporation, as the case may be; or (iii) Royal Crown or any Parent Corporation is merged or consolidated with a corporation other than Royal Crown or a Parent Corporation, or all or substantially all of the assets of Royal Crown or a Parent Corporation are acquired by a corporation that is not Royal Crown or a Parent Corporation.

     The acquisition of any portion of the combined voting power of either Royal Crown or Triarc by DWG Acquisition, Nelson Peltz or Peter W. May or by any person affiliated with such persons, or the merger, consolidation or sale of assets of either Royal Crown or Triarc or any subsidiary or Triarc with or to any corporation or entity controlled by DWG Acquisition, Nelson Peltz or Peter
W. May or by any person affiliated with such persons, does not constitute a change in control.

     Harold D. Kingsmore. On April 24, 1993, Graniteville and Harold D. Kingsmore entered into an employment agreement (the 'Kingsmore Employment Agreement') providing for Mr. Kingsmore's employment as President and Chief Executive Officer of Graniteville. The term of the agreement commenced May 1, 1993 and will continue (unless otherwise terminated as provided in the Kingsmore Employment Agreement) until December 31, 1996, subject to renewal for an additional three years unless either party notifies the other that it does not wish to renew.

     Pursuant to the Kingsmore Employment Agreement, Mr. Kingsmore receives an annual base salary of $400,000. Mr. Kingsmore also will be eligible to receive an annual cash incentive bonus under Graniteville's annual cash incentive plan (described below), cash compensation under Graniteville's mid-term cash incentive plan (described below) and additional compensation under the Equity Participation Plan. To compensate for the fact that no distribution will be made under the mid-term plan until completion of the first three year performance cycle, the Kingsmore Employment Agreement provides that Mr. Kingsmore was to receive cash compensation of at least $850,000 with respect to his services during 1994 and will receive cash compensation of at least $850,000 with respect to his services during 1995, in each case, exclusive of any accrual with respect to such years under the mid-term plan. Mr. Kingsmore's annual base salary will be reviewed annually for possible increase, but not decrease, by Graniteville's Board of Directors.

     Donald L. Pierce. On April 24, 1993, Arby's entered into an employment agreement with Donald L. Pierce (the 'Pierce Employment Agreement,' and collectively with the Kalvaria Employment Agreement, the Carson Employment Agreement and the Kingsmore Employment Agreement, the 'Employment Agreements') providing for Mr. Pierce's employment as President and Chief Executive Officer of Arby's. The term of Mr. Pierce's employment commenced in May 1993 and will continue (unless otherwise terminated as provided in the Pierce Employment Agreement) until December 31, 1996, subject to renewal for an additional three years unless either party notifies the other that it does not wish to renew.


     Pursuant to the Pierce Employment Agreement, Mr. Pierce will receive an annual base salary of $350,000. Mr. Pierce also will be eligible to receive an annual cash incentive bonus under Arby's annual cash incentive plan (described below), additional cash compensation under Arby's mid-term cash incentive plan (described below) and additional compensation under the Equity Participation Plan. As discussed below, Arby's mid-term cash incentive plan is presently being developed. Mr. Pierce's annual base salary will be reviewed annually for possible increase, but not decrease, by Arby's Board of Directors.


     CASH INCENTIVE PLANS

     Triarc has developed annual cash incentive plans (each, an 'Annual Incentive Plan') for executive officers and key employees of each of Royal Crown, Arby's, National Propane and Graniteville and is presently developing mid-term cash incentive plans (each, a 'Mid-Term Incentive Plan') for executive officers and key employees of each of Royal Crown, Arby's and National Propane. Graniteville has adopted a mid-term cash incentive plan (the 'Graniteville Mid-Term Plan').

     Each Annual Incentive Plan is designed to provide annual incentive awards to participants, 50% of which are based on whether the applicable company has met certain pre-determined goals and 50% of which is based on the performance of the participant during the preceding year. Under each Annual Incentive Plan, participants may receive awards of a specified percentage of their then current base salaries, which percentage varies depending upon the level of seniority and responsibility of the participant. Such percentage is set by the company's management in consultation with management of Triarc. The board of directors of each company, in consultation with management of Triarc and the Compensation Committee of the Triarc Board of Directors, may elect to adjust awards on a discretionary basis to reflect the relative individual contribution of the executive or key employee, to evaluate the 'quality' of the company's earnings or to take into account external factors that affect performance results. The board of directors of each company may also decide that multiple performance objectives related to the company's and/or the individual's performance may be appropriate and in such event, such factors would be weighted in order to determine the amount of the annual incentive awards. Each Annual Incentive Plan is administered by the respective company's board of directors and Triarc's management and may be amended or terminated by such board of directors and Triarc's management at any time.

     Pursuant to their Employment Agreements, the Annual Incentive Plans of Royal Crown, Graniteville and Arby's will enable Messrs. Carson, Kingsmore and Pierce, respectively, to earn up to 75% of their then-current base salaries based on achievement of their respective individual and company performance goals.


     Under each Mid-Term Incentive Plan and the Graniteville Mid-Term Plan, as the case may be, incentive awards will be granted to participants if the applicable company achieves an agreed upon profit over a three year performance cycle. During each plan year, an amount will be accrued for each participant based upon the amount by which the relevant company's profit for such year exceeds a minimum return to be determined. A new three-year performance cycle will begin each year, such that after the third year the annual cash amount paid to participants pursuant to the relevant Mid-Term Incentive Plan should equal the target award if their respective company's profit goals have been achieved for the full three-year cycle. Except as set forth in the Employment Agreements, the board of directors of each company, together with Triarc's management and the Compensation Committee of Triarc's Board of Directors, may adjust, upward or downward, an individual's award based upon an assessment of the individual's relative contribution to the company's longer-term profit performance. The board of directors and Triarc's management may amend or terminate the mid-term incentive plan for such company at any time.



     Pursuant to the terms of their Employment Agreements, the mid-term incentive plans of Royal Crown, Graniteville and Arby's will enable Messrs. Carson, Kingsmore and Pierce to earn an amount at least equal to 75% of their then-current base salary if Royal Crown, Graniteville or Arby's, as the case may be, achieves the agreed-upon profit over a three-year performance cycle. For Mr. Carson, amounts accrued with respect to 1993 and 1994 were at guaranteed minimums of 100% of the annualized target award for the portion of 1993 that Mr. Carson was employed by Royal Crown (i.e., at least $72,917 based on a May 31, 1993 commencement date) and 100% of the target award for 1994 (i.e., at least $125,000), respectively. For Mr. Pierce, amounts accrued for 1993 were at a guaranteed minimum of 80% of the annualized target for the portion of 1993 that he was employed by Arby's (i.e., at least $40,833 based on a May 31, 1993 commencement date).


     From time to time, the Compensation Committee of the Triarc Board may award discretionary bonuses based on performance to certain executive officers. The amounts of such bonuses will be based on the Compensation Committee's evaluation of each such individual's contribution.

     1993 EQUITY PARTICIPATION PLAN


     The Equity Participation Plan was adopted on April 24, 1993, amended and restated on July 22, 1993, and, as amended and restated, was approved by Triarc's stockholders on October 27, 1993. The Equity Participation Plan was also amended on April 19, 1994, with further amendments which were approved by Triarc's stockholders on June 9, 1994. It expires by its terms on April 24, 1998. The plan provides for the grant of options to purchase Class A Common Stock (including performance stock options, which are described in 'Report of the Compensation Committee -- Adoption of CEO and COO Compensation Arrangements' above), SARs, restricted shares of Class A Common Stock and, to non-employee directors of Triarc, at their option, shares of Class A Common Stock in lieu of annual retainer fees and/or Board of Directors or committee meeting attendance fees that would otherwise be payable in cash. Directors, selected officers and key employees of, and key consultants to, Triarc and its subsidiaries are eligible to participate in the plan. The plan is being administered by the Compensation Committee of the Triarc Board, which will determine from time to time to grant options, SARs and restricted stock.

     On April 24, 1993, each of Messrs. Kalvaria, Carson, Kingsmore Pierce and Levato were granted restricted shares of Class A Common Stock under the Equity Participation Plan (each, a 'Fiscal 1993 RSA'). Each Fiscal 1993 RSA is set forth in the Summary Compensation Table above. In addition, on March 1, 1994, each of Messrs. Kalvaria, Carson and Pierce also received additional restricted shares of Class A Common Stock, which shares were granted in respect of their respective performance during Transition 1993 and to incentivize their future performance (each, a 'Transition 1993 RSA'). Each Transition 1993 RSA is set forth in the Summary Compensation Table above. All of the Fiscal 1993 RSAs granted to Mr. Carson will vest on May 10, 1996, and all of the Fiscal 1993 RSAs granted to Messrs. Kalvaria, Kingsmore, Pierce and Levato will vest on December 31, 1996. All of the Transition 1993 RSAs will vest on January 1, 1997; provided, however, if Mr. Kalvaria's employment terminates for any reason other than for cause, all restricted shares of Class A Common Stock granted to him, including his Fiscal 1993 RSAs and Transition 1993 RSAs, will vest immediately upon such termination.

     MISCELLANEOUS

     Messrs. Carson, Kingsmore, Pierce and Kalvaria are entitled pursuant to their respective Employment Agreements to participate in other long-term compensation and life insurance, disability and medical plans made generally available to senior officers of Royal Crown, Graniteville, Arby's and Triarc, respectively. Messrs. Carson, Kingsmore and Pierce also will be provided the use of a car and other customary benefits during the terms of their respective agreements. Pursuant to Triarc's employment-related relocation policy, which is applicable to each of the Named Officers and other senior officers of Triarc, an officer's compensation will be increased to the extent necessary to cause all employment-related relocation expenses to be fully reimbursed on a 'after tax' basis.

     OPTIONS GRANTED IN RESPECT OF FISCAL 1994

     The following table sets forth certain information with respect to options to purchase shares of Class A Common Stock granted to the Named Officers in respect of Fiscal 1994 performance. No tandem or freestanding SARs were granted to any of the Named Officers, and no stock options were exercised by any Named Officer during Fiscal 1994.


                       OPTION GRANTS IN LAST FISCAL YEAR



                                                INDIVIDUAL GRANTS                                                    GRANT DATE
- -----------------------------------------------------------------------------------------------------------------      VALUE
                                                 NUMBER OF               % OF TOTAL                                  ----------
                                                 SECURITIES          OPTIONS GRANTED TO    EXERCISE                  GRANT DATE
                                                 UNDERLYING             EMPLOYEES IN       OR BASE                    PRESENT
                                                  OPTIONS                RESPECT OF         PRICE      EXPIRATION      VALUE
                     NAME                        GRANTED(#)             FISCAL 1994         ($/SH)        DATE         ($)(1)
- ----------------------------------------------   ----------          ------------------    --------    ----------    ----------

Nelson Peltz..................................   2,100,000(2)                45%            20.125       4/21/04     19,187,175(3)
                                                   240,000(4)(5)                            10.75       11/30/04      1,503,350
Peter W. May..................................   1,400,000(2)                30             20.125       4/21/04     12,791,450(3)
                                                   160,000(4)(5)                            10.75       11/30/04      1,002,240
Leon Kalvaria.................................     350,000(2)                 8             20.125       4/21/04      3,197,862(3)
                                                    80,000(4)(5)                            10.75       11/30/04        501,110
John C. Carson................................      50,000(4)(6)              1             10.75       11/30/04        304,069
Harold D. Kingsmore...........................      22,000(4)(6)              *             10.75       11/30/04        133,799
Donald L. Pierce..............................      50,000(4)(6)              1             10.75       11/30/04        304,069
Joseph A. Levato..............................      30,000(4)(5)              *             10.75       11/30/04        187,919


                                                        (footnotes on next page)

(footnotes from previous page)

*  Less than 1%

(1) Except with respect to the performance stock options (see footnote (3) below), these values were calculated using a Black-Scholes option pricing model. The actual value, if any, that an executive may realize will depend on the excess, if any, of the stock price over the exercise price on the date the options are exercised, and no assurance exists that the value realized by an executive will be at or near the value estimated by the
    Black-Scholes   model.   The  following   assumptions   were  used   in  the
    calculations:
    (a) assumed option term of 7.5 years;
    (b) stock price volatility factor of 0.4432;
    (c) 7.5% annual discount rate;
    (d) no dividend payment; and
    (e) 3% discount to Black-Scholes ratio for each year an option remains unvested.

(2) These performance stock options were granted on April 21, 1994 and have an exercise price equal to the closing price of the Class A Common Stock on April 21, 1994. The options will vest and become exercisable as follows: if the closing price of a share of Class A Common Stock is at least approximately 135% of the exercise price for 20 out of 30 consecutive trading days ending on or prior to April 21, 1999, each such option will vest and become exercisable as to one third of the shares subject to the option; if the closing price of a share of Class A Common is at least approximately 180% of the exercise price for 20 out of 30 consecutive trading days ending on or prior to April 21, 2000, each such option will vest and become exercisable as to one third of the shares subject to the option; and if the closing price of a share of Class A Common Stock is at least approximately 225% of the exercise price for 20 out of 30 consecutive trading days ending on or prior to April 21, 2001, the options will vest and become exercisable as to one third of the shares subject to the option. In addition to early vesting in the event such closing price levels are attained, each such option will also vest and become exercisable after 9 years and 6 months even if Class A Common Stock does not so appreciate. Such options have a term of 10 years from the date of grant. For additional information regarding the terms of such 'performance stock options,' see '1993 Equity Participation Plan' above.

(3) These values were calculated using the Binomial Option Pricing Model, which provides a better methodology for developing a present value for performance stock options than the Black-Scholes Model. The options will become exercisable and have actual value to the executive only if the performance criteria are achieved. The actual value, if any, that any executive may realize will depend on the excess, if any, of the stock price over the exercise price on the date the options are exercised, and no assurance exists that the value realized by an executive will be at or near the value estimated by the Binomial Pricing Model. The following assumptions were used in the calculations:
    (a) assumed option term of 7.5 years;
    (b) stock price volatility factor of 0.4758;
    (c) 6.5% annual discount rate;
    (d) no dividend payment.

(4) These options were granted on November 30, 1994 and have an exercise price equal to the closing price of the Class A Common Stock on the NYSE on November 30, 1994.

                                              (footnotes continued on next page)

(footnotes continued from previous page)


(5) One-third of the options granted, vested on the date of grant. One third of the options granted will vest on each of the first and second anniversaries of the date of grant and the options will be exercisable at any time between the date of vesting and the tenth anniversary of the date of grant.


(6) One-third of the options granted will vest on each of the first, second and third anniversaries of the date of grant and the options will be exercisable at any time between the date of vesting and the tenth anniversary of the date of grant.

     OPTION VALUES AT END OF FISCAL 1994

     The following table sets forth certain information concerning the value at the end of Fiscal 1994 of unexercised in-the-money options to purchase shares of Class A Common Stock granted to the Named Officers outstanding as of the end of Fiscal 1994. No SARs have been granted to any of the Named Officers.


    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES



                                                                                            NUMBER OF
                                                                                           SECURITIES            VALUE OF
                                                                                           UNDERLYING          UNEXERCISED
                                                                                           UNEXERCISED         IN-THE-MONEY
                                                                                             OPTIONS             OPTIONS
                                                          SHARES                         AT FISCAL 1994       AT FISCAL 1994
                                                         ACQUIRED                            END(#)             END($)(1)
                                                            ON             VALUE          EXERCISABLE/         EXERCISABLE/
                        NAME                           EXERCISE(#)      REALIZED($)       UNEXERCISABLE       UNEXERCISABLE
- ----------------------------------------------------   ------------     -----------     -----------------     --------------

Nelson Peltz........................................        -0-             -0-         280,000/2,735,000     80,000/160,000
Peter W. May........................................        -0-             -0-         186,666/1,823,334     53,333/106,667
Leon Kalvaria.......................................        -0-             -0-          76,667/  543,333     26,667/ 53,333
John C. Carson......................................        -0-             -0-             -0-/  200,000        -0-/ 50,000
Harold D. Kingsmore.................................        -0-             -0-             -0-/   82,000        -0-/ 22,000
Donald L. Pierce....................................        -0-             -0-             -0-/  150,000        -0-/ 50,000
Joseph A. Levato....................................        -0-             -0-          26,667/   83,333     10,000/ 20,000


- ------------

(1) On December 31, 1994, the last day of Fiscal 1994, the closing price of the Class A Common Stock on the NYSE was $11.75.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Not applicable.

STOCK PRICE PERFORMANCE GRAPH

                             TRIARC COMPANIES, INC.
                 COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN:
               TRIARC VS. S&P 500 & S&P DIVERSIFIED MANUFACTURING

                          TOTAL RETURN TO SHAREHOLDERS
                              REINVESTED DIVIDENDS

                              [PERFORMANCE GRAPH]

                                                 BASE
                                                PERIOD     RETURN    RETURN    RETURN    RETURN    RETURN    RETURN
             COMPANY/INDEX NAME                 APR 89     APR 90    APR 91    APR 92    APR 93    DEC 93    DEC 94
- ---------------------------------------------   -------    ------    ------    ------    ------    ------    ------
TRIARC Class A Common Stock..................     100       77.78     25.93     66.67    139.81    185.18     87.04
S&P 500 INDEX................................     100      110.55    130.03    148.28    161.97    175.07    177.38
MFG (DIVERSIFIED INDLS)......................     100      116.45    124.46    140.97    150.56    175.30    181.46

This total shareholders return model assumes reinvested dividends.

                              CERTAIN TRANSACTIONS

CERTAIN TRANSACTIONS WITH FORMER MANAGEMENT AND FORMER AFFILIATES


     During Fiscal 1994, Triarc and its subsidiaries engaged in transactions with certain entities which at that time might have been deemed to be controlled by Posner and which might have been deemed to be affiliates of Triarc and its subsidiaries until the Change in Control (the 'Former Affiliates').


     Until January 31, 1994, Triarc leased approximately 297,000 square feet at 6917 Collins Avenue, Miami Beach, Florida (the 'Leased Space') from Victor Posner Trust No. 6, a trust created for the benefit of Victor Posner and his children (the 'Landlord'), pursuant to a master commercial lease agreement dated as of April 1, 1983 (the 'Lease'). In Fiscal 1993, the Leased Space, which constituted approximately 98% of the space in such building, was used primarily for the corporate offices of Triarc, certain of its subsidiaries and certain of the Former Affiliates. Also included in the Leased Space were apartments which were used from time to time on an 'as needed' basis by Triarc, its subsidiaries, and the Former Affiliates for accommodations for persons visiting such corporate offices. In Fiscal 1993, $5,790,000 of the cost of the Leased Space was borne by Triarc and its subsidiaries, and $826,000 was charged to the Former Affiliates. Approximately $436,000 of the amounts charged to certain of the Former Affiliates during Fiscal 1993 which such Former Affiliates were unable to pay was reserved and reallocated among Triarc and its subsidiaries and the other participants under the Former Management Services Agreements, of which approximately $380,000 was borne by Triarc and its subsidiaries.


     In connection with the Reorganization, the Landlord and Triarc entered into a Lease Modification and Extension Agreement (the 'Lease Modification'). The Lease Modification provided, among other things, for an extension of the lease for a period of four years commencing on April 1, 1993 and ending on March 31, 1997 and for a reduction in the annual amount of base rent retroactive to October 1, 1992 to the lesser of $14.00 per rentable square foot or an aggregate of $4 million per annum. In addition, the Lease Modification provided for a reduction in the amount charged for inside and outside parking associated with the building, the elimination of any charges or fees on account of furniture and fixtures used in the apartments described above and the elimination of any obligation to restore the premises at the end of the term of the extended Lease. The Lease Modification also provided that the Landlord may, on nine months' notice to Triarc, terminate the Lease, and that Triarc may, on six months' notice to the Landlord, terminate the Lease upon payment to the Landlord of a single payment (the 'Early Termination Payment') equal to all of the base rent which would otherwise be payable for the balance of the extended term, without discount, plus additional rent due through the date of such early termination, less any amounts then owed by Landlord to Triarc, and, that thereafter Triarc and subsidiaries shall be released from any further obligations under the Lease Modification. Pursuant to the Lease Modification, all outstanding rent obligations for the Leased Space, aggregating approximately $20,638,000, were settled on April 23, 1993 for $11,738,000, resulting in a rent reduction credit of approximately $8,900,000. Aggregate rent payments of approximately $2.9 million were made by Triarc in respect of the Leased Space during Transition 1993. In July 1993, Triarc gave notice of termination of the Lease effective January 31, 1994. Because Landlord and Triarc were unable to agree upon the precise amount of the Early Termination Payment, the parties extended the time for payment of the Early Termination Payment to December 1994. In connection with such extension, the parties agreed that the amount to be paid in respect of the Early Termination Payment would bear interest from February 1, 1994 until paid at the prime or base reference rate of Citibank. In Fiscal 1993, Triarc recorded a charge of approximately $13,000,000 to provide for the remaining payments on the lease subsequent to its cancellation. As part of the settlement with Posner and certain of his affiliates, including the Landlord, Triarc issued 1,011,900 shares of Class B Common Stock as consideration for the settlement of, among other things, amounts due under the Lease Modification. See 'Item 1. Business -- Introduction -- Posner Settlement' in the 10-K.


     In addition, Triarc and its subsidiaries are involved in certain litigation matters with the Former Affiliates. The information concerning such matters is contained in 'Item 3. Legal Proceedings' in the 10-K.

CERTAIN OTHER TRANSACTIONS

     Triarc subleases through January 31, 1996 from an affiliate of Messrs. Peltz and May approximately 26,800 square feet of furnished office space in New York, New York owned by an unaffiliated third party. In addition, until October 1993, Triarc also sublet from another affiliate of Messrs. Peltz and May approximately 32,000 square feet of furnished office space in West Palm Beach, Florida owned by an unaffiliated landlord. Subsequent to October 1993, Triarc assumed the lease for approximately 17,000 square feet of the office space in West Palm Beach which expires in February 2000. The sublease for the other approximate 15,000 square feet in West Palm Beach expired in September 1994. The aggregate amounts paid by Triarc during Transition 1993 and Fiscal 1994 with respect to affiliates of Messrs. Peltz and May for such subleases, including operating expenses and net of amounts received by Triarc for sublease of a portion of such space of ($238,000 and $358,000, respectively) were $1,510,000 and $1,620,000 respectively, which are less than the aggregate amounts such affiliates paid to the unaffiliated landlords but represent amounts Triarc believes it would pay to an unaffiliated third party for similar improved office space. Messrs. Peltz and May have guaranteed to the unaffiliated landlords the payment of rent for the 17,000 square feet of office space in West Palm Beach and the New York office space. In June 1994, Triarc decided to centralize its corporate offices in New York City. In connection therewith, Triarc subleased the remaining 17,000 square feet in West Palm Beach to an unaffiliated third party in August 1994.


     Triangle Aircraft Service Corporation ('TASCO'), a company owned by Messrs. Peltz and May, owns certain aircraft and from August 1992 until September 30, 1993 made such aircraft available to Triarc and its subsidiaries for a fee which was in accordance with Federal Aviation Administration regulations applicable to non-charter carriers. On October 1, 1993, Triarc and TASCO entered into an agreement, which agreement was amended as of September 30, 1994 (the 'September 1994 Amendment'), pursuant to which Triarc is leasing TASCO's aircraft on a 'dry lease' basis (i.e., Triarc pays an aggregate annual rent of $1,800,000 ($2,200,000 prior to the September 1994 Amendment) to TASCO and pays the operating expenses of the aircraft directly to unaffiliated third parties). During Fiscal 1994, Triarc and its subsidiaries paid $2,100,000 to TASCO pursuant to this agreement. In addition, pursuant to the September 1994 Amendment, Triarc agreed, in lieu of certain fees it would have incurred under the original agreement, to pay certain costs required to make one of the leased aircraft 'airworthy' in connection with the sale of such aircraft to a third party and to pay certain other fees related to such sale. Such costs and fees in the aggregate were approximately $130,000.

     Until February 1994, an affiliate of Messrs. Peltz and May leased an apartment in New York City. Commencing June 1, 1993, such apartment was used by executives of Triarc and in connection therewith, in Transition 1993, Triarc reimbursed such affiliate approximately $28,000 for rent for the apartment in Fiscal 1994.

     For  certain   transactions  involving   Mr.  Kalvaria,   See   'Employment
Arrangements with Executive Officers -- Leon Kalvaria' above.

                                  PROPOSAL 2.
                APPROVAL OF AMENDMENTS TO TRIARC COMPANIES, INC.
                         1993 EQUITY PARTICIPATION PLAN

INTRODUCTION

     In 1993, as a part of the Company's ongoing program to provide senior management with incentives linked to longer-term business unit and corporate performance, the Board of Directors and stockholders approved the Equity Participation Plan. The Equity Participation Plan is designed to provide senior corporate and business unit managers and key employees with stock based incentives which overall are intended to provide competitive long-term incentive opportunities and tie executive long-term financial gain to increases in the Company's stock price. In addition, at present, non-employee directors of the Company (of whom there are seven) receive an annual retainer of $25,000 plus $1,000 for each meeting of the Board of Directors or committee thereof attended. Additionally, each non-employee director receives options to purchase 3,000 shares of Class A Common Stock upon his initial election as a director and options to purchase an additional 1,000 shares of Class A Common Stock on the date of each Annual Meeting of Stockholders at which such director is re-elected, in each case accompanied by a grant of tandem stock appreciation rights.



     Each such option has a term of ten years, subject to certain exceptions provided in the Equity Participation Plan. Each such option becomes exercisable to the extent of one-half thereof on each of the two immediately succeeding anniversaries of the date of grant. The price per share to be paid by the holder of such an option is equal to the fair market value of one share of Class A Common Stock on the date the option is granted. The purchase price of the shares of Class A Common Stock as to which such an option is exercised shall be paid in cash, by check, by delivery of previously acquired shares of Class A Common Stock held by the optionee for at least six months, through the cashless exercise program set forth in the Equity Participation or by a combination of the foregoing. The SARs shall be exercisable only for shares of Class A Common Stock.



     The Board of Directors believes that many other public companies of comparable size make available to its non-employee directors other benefits such as retirement plans, insurance programs and other perquisites. Because the Company does not make available such benefits to its non-employee directors, and because the Board of Directors believes it is essential to attract and maintain talented individuals to serve as directors of the Company, the Board of Directors approved in June 1994, subject to the approval of the Company's stockholders, that the compensation payable to its non-employee directors be increased. In keeping with the Company's entrepreneurial spirit, and in order to incentivize the directors to enhance stockholder value, the Board of Directors believes it is appropriate to amend (the 'Amendments') the Equity Participation Plan, subject to approval of the Company's stockholders, to increase the number of stock options granted to the non-employee directors (i) on the later of (a) the date of the adoption by the Board of Directors of such amendment and (b) such individual's initial election as a director, from 3,000 shares to 15,000 shares of Class A Common Stock and (ii) on the date of each Annual Meeting of Stockholders at which such director is re-elected, from 1,000 shares to 3,000 shares of Class A Common Stock, in each case accompanied by a grant of tandem stock appreciation rights.


REQUIRED VOTE


     Approval of Proposal 2 requires the affirmative vote of a majority of the voting power present (in person or by proxy) and entitled to vote at the Meeting. If Proposal 2 is approved, the Amendments will become effective as of June 9, 1994 and each non-employee director will retain stock options for additional 12,000 shares of Class A Common Stock (for an aggregate benefit of options for 84,000 shares of Class A Common Stock). If Proposal 2 is not approved, the Amendments will not become effective, the Equity Participation Plan will continue in effect as adopted by the Board of Directors and approved by the stockholders at the June 9, 1994 Annual Meeting of Stockholders and all options previously granted to the directors since June 9, 1994 which were subject to the stockholder approval of the Amendments will terminate.


     THE   BOARD   OF   DIRECTORS   RECOMMENDS   A   VOTE   FOR   THE   APPROVAL
OF THE AMENDMENTS TO THE EQUITY PARTICIPATION PLAN.

                                  PROPOSAL 3.
                         RATIFICATION OF APPOINTMENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

INTRODUCTION


     The Board of Directors has appointed Deloitte & Touch LLP ('Deloitte'), subject to stockholder ratification, to be the Company's independent certified public accountants for 1995. Deloitte has acted as the Company's independent certified public accountants since June 9, 1994. On such date, the Company dismissed its previous independent certified public accountants, Arthur Andersen & Co. (the 'Former Accountants'), which decision was recommended by the Audit Committee of the Board of Directors. The Company's management felt that the retention of Deloitte would further signify the change in management of the Corporation following the April 1993 Change of Control.


     During each of the two fiscal years in the period ended April 30, 1993, the eight month transition period ended December 31, 1993, the three month period ended March 31, 1994 and subsequent thereto through June 9, 1994, (i) there were no 'reportable events' (as such term is described in Item 304(a)(1)(v) of Regulation S-K) and (ii) the Former Accountant's reports on the consolidated financial statements of the Company during such periods did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles except for the fiscal year ended April 30, 1992 where the Former Accountant's report contained a going concern uncertainty fourth paragraph (subsequently removed when the report for the fiscal year ended April 30, 1993 was issued). In addition, with respect to each of the two fiscal years in the period ended April 30, 1993, the eight month transition period ended December 31, 1993, the three month period ended March 31, 1994 and subsequent thereto through June 9, 1994, management of the Company knows of no disagreements with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the Former Accountant, would have caused the Former Accountant to make a reference to the subject matter of the disagreement(s) in connection with its report.

     Representatives of Deloitte will be present at the Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

REQUIRED VOTE

     Ratification of the appointment of the independent certified public accountant requires the affirmative vote of a majority in voting power present (in person or by proxy) and entitled to vote at the Meeting. In the event that the Company's stockholders fail to ratify the appointment of Deloitte, the selection of the Company's independent certified public accountants will be submitted to the Company's Board of Directors for reconsideration.

     THE   BOARD   OF  DIRECTORS   RECOMMENDS  A   VOTE  FOR   THE  RATIFICATION
OF   APPOINTMENT    OF    DELOITTE   &    TOUCHE    LLP   AS    THE    COMPANY'S
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

                                 OTHER MATTERS

EXPENSES OF SOLICITATION

     The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, some of the officers, directors and regular employees of the Company and its subsidiaries, none of whom will receive additional compensation therefor, may solicit proxies in person or by telephone, telegraph or other means. Solicitation will also be made by employees of Georgeson & Company, which firm will be paid a fee of $8,000, plus expenses. As is customary, the Company will, upon request, reimburse brokerage firms, banks, trustees, nominees and other persons for their out-of-pocket expenses in forwarding proxy materials to their principals.

STOCKHOLDER PROPOSALS FOR THE 1996 ANNUAL MEETING


     From time to time, stockholders present proposals which may be proper subjects for inclusion in the proxy statement and for consideration at the Annual Meeting. To be considered, proposals must be submitted on a timely basis. Proposals for the 1996 Annual Meeting must be received by the Company no later than January 6, 1996, and must otherwise comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the 'Exchange Act').



     Triarc's certificate of incorporation currently imposes certain additional procedural requirements for submitting stockholder proposals to meetings of stockholders. Any such proposals must be specified in a written notice given by or on behalf of a stockholder of record on the record date for such meeting entitled to vote thereat or a duly authorized proxy for such stockholder, in accordance with all of the following requirements. Such notice must be delivered personally to, or mailed to and received at, the principal executive office of the Company addressed to the attention of the Secretary, not less than 45 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 55 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual or special meeting was mailed or such public disclosure was made, whichever first occurs. Such notice must set forth (i) a full description of each such item of business proposed to be brought before the meeting and the reasons for conducting such business at such meeting, (ii) the name and address of the person proposing to bring such business before the meeting, (iii) the class and number of shares held of record, held beneficially and represented by proxy by such person as of the record date for the meeting (if such date has then been made publicly available) and as of the date of such notice, (iv) if any item of such business involves a nomination for director, all information regarding each such nominee that would be required to be set forth in a definitive proxy statement filed with the SEC pursuant to Section 14 of the Exchange Act, or any successor thereto, and the written consent of each such nominee to serve if elected, (v) any material interest of the stockholder in such item of business and (vi) all other information that would be required to be filed with the SEC if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to Section
14 of the Exchange Act, or any successor thereto. The Company may require a proposed nominee for director to furnish such other information as may be required to be set forth in a stockholder's notice of nomination which pertains to the nominee or which may be reasonably required to determine the eligibility of such proposed nominee to serve as a director of the Company. At the request of the Board of Directors, any individual nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Company that information required to be set forth in a stockholder's notice of nomination which pertains to a nominee. The Nominating Committee has adopted certain rules with respect to nominations for Board membership. See 'Proposal 1. Election of Directors -- Board Meetings and Certain Committees of the Board -- Nominating Committee' above. The Chairman of the meeting may, if the facts warrant, determine that a nomination or stockholder proposal was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination or proposal shall be disregarded. Any questions relating to stockholder proposals should be submitted in writing to the Secretary of the Company, at 900 Third Avenue, New York, New York 10022.


INFORMATION INCORPORATED BY REFERENCE


     The Company hereby incorporates by reference into this Proxy Statement 'Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operation' of the 10-K, a copy of which is being provided to stockholders along with this Proxy Statement.


                                          By Order of the Board of Directors

                                          STUART I. ROSEN
                                          Secretary


New York, New York
May 5, 1995

                                                                       EXHIBIT A

                             TRIARC COMPANIES, INC.
                         1993 EQUITY PARTICIPATION PLAN

1. PURPOSE

     The purpose of the 1993 Equity Participation Plan (the 'Plan') of Triarc Companies, Inc. (the 'Company') is to promote the interests of the Company and its stockholders by (i) securing for the Company and its stockholders the benefits of the additional incentive inherent in the ownership of the capital stock of the Company (the 'Capital Stock') by selected officers, directors ('Directors') and key employees of, and key consultants to, the Company and its subsidiaries who are important to the success and growth of the business of the Company and its subsidiaries and (ii) assisting the Company to secure and retain the services of such persons. The Plan provides for granting such persons (a) options ('Options') for the purchase of shares of Capital Stock (the 'Shares'),
(b) tandem stock appreciation rights ('SARs') and (c) Shares which are both restricted as to transferability and subject to a substantial risk of forfeiture ('Restricted Shares').

2. ADMINISTRATION

     The Plan shall be administered by a Committee (the 'Committee') consisting of two or more Directors appointed by the Board of Directors of the Company. Except as provided in Section 11 below, no member of the Committee shall be, or within one year before having become a member thereof shall have been granted or awarded pursuant to the Plan or any other plan of the Company or any of its subsidiaries or affiliates, Options, SARs or Restricted Shares of the Company or any of its subsidiaries or affiliates. The members of the Committee may be changed at any time and from time to time in the discretion of the Board of Directors of the Company. Subject to the limitations and conditions hereinafter set forth, the Committee shall have authority to grant Options hereunder, to determine the number of Shares for which each Option shall be granted and the Option price or prices, to determine any conditions pertaining to the exercise or to the vesting of each Option, to grant tandem SARs in connection with any Option either at the time of the Option grant or thereafter, to make awards of Restricted Shares, to determine the number of Restricted Shares to be granted, and to establish in its discretion the restrictions to which any such Restricted Shares shall be subject. The Committee shall have full power to construe and interpret the Plan and any Plan agreement executed pursuant to the Plan to establish and amend rules for its administration, and to establish in its discretion terms and conditions applicable to the exercise of Options and SARs and the grant of Restricted Shares. The determination of the Committee on all matters relating to the Plan or any Plan agreement shall be conclusive. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award hereunder.

3. SHARES SUBJECT TO THE PLAN

     The Shares to be transferred or sold pursuant to the grant of Restricted Shares or the exercise of Options or SARs granted under the Plan shall be authorized Shares, and may be issued Shares reacquired by the Company and held in its treasury or may be authorized but unissued Shares. Subject to the provisions of Section 19 hereof (relating to adjustments in the number and classes or series of Capital Stock to be delivered pursuant to the Plan), the maximum aggregate number of Shares to be granted as Restricted Shares or to be delivered on the exercise of Options shall be 10,000,000 and all such shares shall be shares of the Company's Class A Common Stock, par value $0.10 per share (the 'Class A Common Stock').

     If an Option expires or terminates for any reason during the term of the Plan and prior to the exercise in full of such Option or the related SAR, if any, or if Restricted Shares are forfeited as provided in the grant of such Shares, the number of Shares previously subject to but not delivered under such Option, related SAR or grant of Restricted Shares shall be available for the grant of Options, SARs or Restricted Shares thereafter; provided, however, that the grantee (or the grantee's beneficiary) has not enjoyed any of the benefits of stock ownership (other than voting rights or dividends that are forfeited). An Option that terminates upon the exercise of a tandem SAR shall be deemed to have been exercised at the time of the exercise of such tandem SAR, and the Shares subject thereto shall not be available for further grants under the Plan.

4. ELIGIBILITY

     Options, SARs or Restricted Shares may be granted from time to time to selected officers and key employees of, key consultants to, and, subject to the provisions of Section 2 hereof, Directors (including non-employee Directors) of the Company or any consolidated subsidiary, as defined in this Section 4. In addition, Options and SARs shall be granted automatically to non-employee Directors as provided in Section 11 hereof. From time to time, the Committee shall designate from such eligible officers, employees and consultants those who will be granted Options, SARs or Restricted Shares, and in connection therewith, the number of Shares to be covered by each grant of Options or Restricted Shares. Persons granted Options are referred to hereinafter as 'optionees,' and persons granted Restricted Shares are referred to hereinafter as 'grantees.' Nothing in the Plan, or in any grant of Options, SARs or Restricted Shares pursuant to the Plan, shall confer on any person any right to continue in the employ of the Company or any of its subsidiaries, nor in any way interfere with the right of the Company or any of its subsidiaries to terminate the person's employment at any time.

     The term 'subsidiary' shall mean, at the time of reference, any corporation organized or acquired (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations (including the Company) other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The term 'affiliate' shall mean any person or entity which, at the time of reference, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company. Notwithstanding any other provision of the Plan to the contrary, in no event may the aggregate number of shares of Class A Common Stock with respect to which Options and SARs are granted under the Plan to any individual exceed 5,000,000 during the term of the Plan.

                    PROVISIONS RELATING TO OPTIONS AND SARS

5. CHARACTER OF OPTIONS

     Options granted hereunder shall not be incentive stock Options as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the 'Code'). Options granted hereunder shall be 'non-qualified' stock options subject to the provisions of Section 83 of the Code.

     If an Option granted under the Plan (other than an Option granted pursuant to Section 11 of the Plan) is exercised by an optionee, then, at the discretion of the Committee, the optionee may receive a replacement or reload Option hereunder to purchase a number of Shares equal to the number of Shares utilized to pay the exercise price and/or withholding taxes on the Option exercise, with an exercise price equal to the 'fair market value' (as defined in Section 7 of the Plan) of a Share on the date such replacement or reload Option is granted, and, unless the Committee determines otherwise, with all other terms and conditions (including the date or dates on which the Option shall become exercisable and the term of the Option) identical to the terms and conditions of the Option with respect to which the reload Option is granted. No replacement or reload Option shall be granted in respect of the exercise of any Option granted pursuant to Section 11 of the Plan.

6. STOCK OPTION AGREEMENT

     Each Option granted under the Plan, whether or not accompanied by SARs, shall be evidenced by a written stock Option agreement, which shall be executed by the Company and by the person to whom the Option is granted. The agreement shall contain such terms and provisions, not inconsistent with the Plan, as shall be determined by the Committee.

7. OPTION EXERCISE PRICE

     The price per Share to be paid by the optionee on the date an Option is exercised shall not be less than 50 percent of the fair market value of one Share on the date the Option is granted.

     For purposes of this Plan, the 'fair market value' as of any date in respect of any Shares of Common Stock shall mean the closing price per share of Common Stock for the trading day on or on the first trading day immediately subsequent to such date. The closing price for such day shall be (a) as reported on the composite transactions tape for the principal exchange on which the Common Stock is listed or admitted to trading (the 'Composite Tape'), or if the Common Stock is not reported on the Composite Tape or if the Composite Tape is not in use, the last reported sales price regular way on the principal national securities exchange on which such Common Stock shall be listed or admitted to trading (which shall be the national securities exchange on which the greatest number of such shares of Common Stock has been traded during the 30 consecutive trading days commencing 45 trading days before such date), or, in either case, if there is no transaction on any such day, the average of the bid and asked prices regular way on such day, or (b) if such Common Stock is not listed on any national securities exchange, the closing price, if reported, or, if the closing price is not reported, the average of the closing bid and asked prices, as reported on the National Association of Securities Dealers Automated Quotation System ('NASDAQ'). If on any such date the Common Stock is not quoted by any such exchange or NASDAQ, the fair market value of the Common Stock on such date shall be determined by the Committee in its sole discretion. In no event shall the fair market value of any share be less than its par value.

8. OPTION TERM

     The period after which Options granted under the Plan may not be exercised shall be determined by the Committee with respect to each Option granted, but may not exceed fifteen years from the date on which the Option is granted, subject to the third paragraph of Section 9 hereof.

9. EXERCISE OF OPTIONS

     The time or times at which or during which Options granted under the Plan may be exercised, and any conditions pertaining to such exercise or to the vesting in the optionee of the right to exercise Options or SARs, shall be determined by the Committee in its sole discretion. Subsequent to the grant of an Option which is not immediately exercisable in full, the Committee, at any time before complete termination of such Option, may accelerate or extend the time or times at which such Option and the related SAR, if any, may be exercised in whole or in part.

     No Option or SAR granted under the Plan shall be assignable or otherwise transferable by the optionee, either voluntarily or involuntarily, except by will or the laws of descent and distribution. An Option or SAR shall be exercisable during the optionee's lifetime only by the optionee.

     The unexercised portion of any Option or SAR granted under the Plan shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

          (a) the expiration of the period of time determined by the Committee upon the grant of such Option; provided that such period shall not exceed fifteen years from the date on which such Option was granted;

          (b) the termination of the optionee's employment by, or services to, the Company and its subsidiaries if such termination constitutes or is attributable to a breach by the optionee of an employment or consulting agreement with the Company or any of its subsidiaries, or if the optionee is discharged or if his or her services are terminated for cause; or

          (c) the expiration of such period of time or the occurrence of such event as the Committee in its discretion may provide upon the granting thereof.

The Committee and the Board of Directors shall have the right to determine what constitutes cause for discharge or termination of services, whether the optionee has been discharged or his or her services terminated for cause and the date of such discharge or termination of services, and such determination of the Committee or the Board of Directors shall be final and conclusive.

     In the event of the death of an optionee, Options or SARs, if any, exercisable by the optionee at the time of his or her death may be exercised within one year thereafter by the person or persons to whom the optionee's rights under the Options or SARs, if any, shall pass by will or by the applicable law of descent and distribution. However, in no event may any Option or SAR be exercised by anyone after the earlier of (a) the final date upon which the optionee could have exercised it had the optionee continued in the employment of the Company or its subsidiaries to such date, or (b) one year after the optionee's death.

     An Option may be exercised only by a notice in writing complying in all respects with the applicable stock Option agreement. Such notice may instruct the Company to deliver Shares due upon the exercise of the Option to any registered broker or dealer approved by the Company (an 'approved broker') in lieu of delivery to the optionee. Such instructions shall designate the account into which the Shares are to be deposited. The optionee may tender such notice, properly executed by the optionee, together with the aforementioned delivery instructions, to an approved broker. The purchase price of the Shares as to which an Option is exercised shall be paid in cash or by check, except that the Committee may, in its discretion, allow such payment to be made by surrender of unrestricted Shares (at their fair market value on the date of exercise), or by a combination of cash, check and unrestricted Shares.

     Payment in accordance with Section 9 may be deemed to be satisfied, if and to the extent provided in the applicable Option agreement, by delivery to the Company of an assignment of a sufficient amount of the proceeds from the sale of Shares acquired upon exercise to pay for all of the Shares acquired upon exercise and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be made at the grantee's direction at the time of exercise, provided that the Committee may require the grantee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the grantee incurring any liability under Section 16 of the Securities Exchange Act of 1934, as amended, and does not require the consent, clearance or approval of any governmental or regulatory body (including any securities exchange or similar self-regulatory organization).

     The obligation of the Company to deliver Shares upon such exercise shall be subject to all applicable laws, rules and regulations, and to such approvals by governmental agencies as may be deemed appropriate by the Committee, including, among others, such steps as counsel for the Company shall deem necessary or appropriate to comply with requirements of relevant securities laws. Such obligation shall also be subject to the condition that the Shares reserved for issuance upon the exercise of Options granted under the Plan shall have been duly listed on any national securities exchange which then constitutes the principal trading market for the Shares.

10. STOCK APPRECIATION RIGHTS

     The Committee may in its discretion grant SARs in connection with any Option, either at the time the Option is granted or at any time thereafter while the Option remains outstanding, to any person who at that time is eligible to be granted an Option. The number of SARs granted to a person which shall be exercisable during any given period of time shall not exceed the number of Shares which he or she may purchase upon the exercise of the related Option or Options during such period of time. Upon the exercise of an Option pursuant to the Plan, the SARs relating to the Shares covered by such exercise shall terminate. Upon the exercise of SARs pursuant to the Plan, the related Option to the extent of an equal number of Shares shall terminate.

     Upon an optionee's exercise of some or all of his or her SARs, the optionee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Shares or a combination thereof, as determined in the sole discretion of the Committee. The stock appreciation for an SAR is the difference between (i) the fair market value of the underlying Share on the date of the exercise of such SAR and (ii) the Option price specified for the related Option. At the time of such exercise, the optionee shall have the right to elect the portion of the amount to be received that shall consist of cash and the portion that shall consist of Shares, which, for purposes of calculating the number of Shares to be received, shall be valued at their fair market value on the date of the exercise of such SARs. The Committee in its sole discretion shall have the right to disapprove an optionee's election to receive cash in full or partial settlement of the SARs exercised, and to require the Shares to be delivered in lieu of cash. If Shares are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

     An SAR is exercisable only during the period when the Option to which it is related is also exercisable. However, in no event shall an SAR be exercisable during the first six months after being granted except that an SAR shall be exercisable at the time of death or disability of the optionee if the related Option is then exercisable. No SAR may be exercised for cash, in whole or in part, except during the period beginning on the third business day following the date of release of the Company's quarterly and annual summary statements of sales and earnings and ending on the twelfth business day following such date.

11. AUTOMATIC GRANTS TO NON-EMPLOYEE DIRECTORS; ELECTIVE PURCHASE OF SHARES

     11.1 AUTOMATIC GRANTS TO NON-EMPLOYEE DIRECTORS

     Notwithstanding any other provision of the Plan, each Director who is not then an employee of the Company or any subsidiary shall receive on the later of
(i) the date of his initial election or appointment to the Board of Directors and (ii) the date of adoption of the Plan by the Board of Directors, nonqualified Options to purchase 15,000 Shares and, in connection therewith, SARs for the same number of Shares. On the date of each subsequent annual meeting of stockholders of the Company at which a Director is reelected, he shall receive nonqualified Options to purchase 3,000 Shares and, in connection therewith, SARs for the same number of Shares. Each such Option shall have a term of ten years, subject to the provisions of this Section 11.1 below. Each such Option shall become exercisable to the extent of one-half thereof on each of the two immediately succeeding anniversaries of the date of grant. The price per Share to be paid by the holder of such an Option shall equal the fair market value of one Share on the date the Option is granted. The purchase price of the Shares as to which such an Option is exercised shall be paid in cash, by check, by the delivery of unrestricted Shares held by the Director for at least six months, through the cashless exercise program described in Section 9, or any combination thereof, at the Director's election. SARs issued under this Section
11.1 shall be exercisable for Shares. Any Director holding Options or SARs granted under this Section 11.1 who is a member of the Committee shall not participate in any action of the Committee with respect to any claim or dispute involving such Director.

     Subject to the provisions of the applicable Plan agreement, the unexercised portion of any such Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

          (a) the expiration of ten years from the date on which such Option was granted;

          (b) the termination of the optionee's services to the Company and its subsidiaries if the optionee's services are terminated for 'cause,' that is
     (i) on account of fraud, embezzlement or other unlawful or tortious conduct, whether or not involving or against the Company or any affiliate,
     (ii) for violation of a policy of the Company or any affiliate, (iii) for serious and willful acts or misconduct detrimental to the business or reputation of the Company of any affiliate or (iv) for 'cause' or any like term as defined in any written contract between the Company and the optionee; or

          (c) if the optionee's service terminates for reasons other than as provided in subsection (a), (b) or (d) of this Section 11.1, the portion of Options granted to such optionee which were exercisable immediately prior to such termination may be exercised until the earlier of (i) 90 days after his termination of service or (ii) the date on which such Options terminate or expire in accordance with the provisions of the Plan (other than this Section 11.1) and the Plan agreement; or

          (d) if the optionee's service terminates by reason of his death, or if the optionee's service terminates in the manner described in Subsection (c) of this Section 11.1 and he dies within such period for exercise provided for therein, the portion of Options exercisable by him immediately prior to his death shall be exercisable by the person to whom such Options pass under such optionee's will (or, if applicable, pursuant to the laws of descent and distribution) until the earlier of (i) one year after the optionee's death or (ii) the date on which such Options terminate or expire in accordance with the provisions of the Plan (other than this Section 11.1) and the Plan agreement.

     To the extent necessary to comply with Rule 16b-3 of the Securities Exchange Act of 1934 (the 'Act') as in effect from time to time or any successor rule thereafter ('Rule 16b-3'), the provisions of this Section 11.1 shall not be amended more than once every six months other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

     11.2 ELECTIVE PURCHASE OF SHARES

     In addition to any other benefit to which any Director may be entitled under the terms of the Plan, a Director shall be permitted to elect to receive all or any portion of the annual retainer fees and/or board of directors or committee meeting attendance fees, if any (collectively, the 'Fees') that otherwise would be payable in cash to such Director, in Shares rather than cash in accordance with the provisions of this Section 11.2.

     Any Director may elect to receive all or any portion of his or her Fees in Shares rather than cash by delivering a written election (an 'Election Notice,' the election set forth therein being referred to as the 'Election') to the Secretary of the Company. An Election shall continue in effect until it is revoked by delivery to the Secretary of the Company of a written revocation notice (a 'Revocation') or modified by delivery to the Secretary of the Company of a new Election Notice. Any Election or Revocation under this Section 11.2 shall be effective with respect to Fees that otherwise would be paid after the later of (x) with respect to an Initial Election (as defined below), the date of receipt by the Secretary of the Company of the Election Notice or, if later, the date specified in such Election Notice, and (y) with respect to any Revocation or any Election other than an Initial Election, six months after the date of receipt by the Secretary of the Company of such Revocation or Election Notice. There shall be no limit on the number of Elections or Revocations that may be made a Director. A Director who does not elect that all or a portion of his Fees be paid in Shares shall receive his Fees in cash on the date that such Fees are otherwise due. Any Shares payable under this Section 11.2 shall be issued to the Director on the same date that the Fees would have been paid in cash. The number of Shares to be issued to a Director who makes an Election under this Section
11.2 shall be determined by dividing:

          (i) The amount of the Director's Fees for which he has made an Election under this Section 11.2, by

          (ii) the average of the fair market value of the Shares (as defined in Section 7 of the Plan) for the twenty (20) consecutive trading days immediately preceding the date as of which the Fees otherwise would be payable.

Only full Shares shall be issued pursuant to this Section. If the formula set forth above would result in a Director receiving any fractional Share, then, in lieu of such fractional Share, the Director shall be paid cash.

     For purposes of this Section 11.2 an 'Initial Election' means an Election received by the Secretary of the Company from a Director on a date not later than the later of (a) ten days following the date on which the Company's shareholders shall have approved the addition to the Plan of this Section 11.2, and (b) ten days after a Director is first elected a director of the Company.

                    PROVISIONS RELATING TO RESTRICTED SHARES

12. GRANTING OF RESTRICTED SHARES

     The Committee may grant Restricted Shares to eligible persons at any time. In granting Restricted Shares, the Committee shall determine in its sole discretion the period or periods during which the restrictions on transferability applicable to such Shares will be in force (the 'Restricted Period'). The Restricted Period may be the same for all such Shares granted at a particular time or to any one grantee or may be different with respect to different grantees or with respect to various of the Shares granted to the same grantee, all as determined by the Committee in its sole discretion.

     Each grant of Restricted Shares under the Plan shall be evidenced by an agreement which shall be executed by the Company and by the person to whom the Restricted Shares are granted. The agreement shall contain such terms and provisions, not inconsistent with the Plan, as shall be determined by the Committee.

13. RESTRICTIONS ON TRANSFERABILITY

     During the Restricted Period applicable to each grant of Restricted Shares, such Shares may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered. Furthermore, a grantee's eventual right, if any, to such Shares may not be assigned or transferred except by will or by the laws of descent and distribution. The restrictions on the transferability of Restricted Shares imposed by this Section are referred to in this Plan as the 'Transferability Restrictions.'

14. DETERMINATION OF VESTING RESTRICTIONS

     With respect to each grant of Restricted Shares, the Committee shall determine in its sole discretion the restrictions on vesting which will apply to the Shares for the Restricted Period, which restrictions as initially determined and as they may be modified pursuant to the Plan, are referred to hereinafter as the 'Vesting Restrictions.' By way of illustration but not by way of limitation, any such determination of Vesting Restrictions by the Committee may provide (a) that the grantee will not be entitled to any such Shares unless he or she is still employed by the Company or its subsidiaries at the end of the Restricted Period; (b) the grantee will become vested in such Shares according to such schedule as the Committee may determine; (c) that the grantee will become vested in such Shares at the end of or during the Restricted Period based upon the achievement (in such manner as the Committee may determine) of such performance standards as the Committee may determine; (d) that the grantee will become vested in such Shares in any combination of the foregoing or under such other terms and conditions as the Committee in its sole discretion may determine; and
(e) how any such Vesting Restrictions will be applied, modified or accelerated in the case of the grantee's death, total and permanent disability (as determined by the Committee) or retirement.

     The performance standards, if any, set by the Committee for any grantee may be individual performance standards applicable to the grantee, may be performance standards for the Company or the division, business unit or subsidiary by which the grantee is employed, may be performance standards set for the grantee under any other plan providing for incentive compensation for the grantee, or may be any combination of such standards. Performance standards set at the time of the grant of any Restricted Shares may be revised at any time prior to the beginning of the last year of the Restricted Period, but only to take into account significant changes in circumstances as determined by the Committee in its sole discretion.

     If the Committee deems the Vesting Restrictions inappropriate for any grantee, it may approve the award and delivery to such grantee of all or any portion of the Restricted Shares then held in escrow pursuant to Section 15. Any Restricted Shares so awarded and delivered to a grantee shall be delivered free and clear of the Transferability Restrictions.

15. MANNER OF HOLDING AND DELIVERING RESTRICTED SHARES

     Each certificate issued for Restricted Shares granted hereunder will be registered in the name of the grantee and will be deposited with the Company or its designee in an escrow account accompanied by a stock power executed in blank by the grantee covering such Shares. The certificates for such Shares will remain in escrow until the earlier of the end of the applicable Restricted Period, or, if the Committee has provided for earlier termination of the Transferability Restrictions following a grantee's death, total and permanent disability, retirement or earlier vesting of such Shares, such earlier termination of the Transferability Restrictions. At whichever time is applicable, the certificates representing the number of such Shares to which the grantee is then entitled will be released from escrow and delivered to the grantee free and clear of the Transferability Restrictions, provided that in the case of a grantee who is not entitled to receive the full number of such Shares evidenced by the certificates then being released from escrow because of the application of the Vesting Restrictions, such certificates will be returned to the Company and cancelled, and a new certificate representing the Shares, if any, to which the grantee is entitled pursuant to the Vesting Restrictions, will be issued and delivered to the grantee, free and clear of the Transferability Restrictions.

16. TRANSFER IN THE EVENT OF DEATH, DISABILITY OR RETIREMENT

     Notwithstanding a grantee's death, total and permanent disability or retirement, the certificates for his or her Restricted Shares will remain in escrow and the Transferability Restrictions will continue to apply to such Shares unless the Committee determines otherwise. Upon the release of such Shares from escrow and the termination of the Transferability Restrictions, either upon any such determination by the Committee or at the end of the applicable Restricted Period, as the case may be, the portion of such grantee's Restricted Shares to which he or she is entitled, determined pursuant to his or her applicable Vesting Restrictions, will be awarded and delivered to the grantee or to the person or persons to whom the grantee's rights, if any, to the Shares shall pass by will or by the applicable law of descent and distribution, as the case may be. However, the Committee may in its sole discretion award and deliver all or any greater portion of the Restricted Shares to any such grantee or to such person or persons.

17. LIMITATIONS ON OBLIGATION TO DELIVER SHARES

     The Company shall not be obligated to deliver any Restricted Shares free and clear of the Transferability Restrictions until the Company has satisfied itself that such delivery complies with all laws and regulations by which the Company is bound.

                               GENERAL PROVISIONS

18. SHAREHOLDER RIGHTS

     Except for the Transferability Restrictions, a grantee of Restricted Shares shall have the rights of a holder of the Shares, including the right to receive dividends paid on such Shares and the right to vote such Shares at meetings of shareholders of the Company. However, no optionee shall have any of the rights of a shareholder with respect to any Shares unless and until he or she has exercised his or her Option with respect to such Shares and has paid the full purchase price therefor.

19. CHANGES IN SHARES

     In the event of (i) any split, reverse split, combination of shares, reclassification, recapitalization or similar event which involves, affects or is made with regard to any class or series of Capital Stock which may be delivered pursuant to the Plan ('Plan Shares'), (ii) any dividend or distribution on Plan Shares payable in Capital Stock, or (iii) a merger, consolidation or other reorganization as a result of which Plan Shares shall be increased, reduced or otherwise changed or affected, then in each such event the Committee shall, to the extent it deems it to be consistent with such event and necessary or equitable to carry out the purposes of the Plan, appropriately adjust (a) the maximum number of shares of Capital Stock and the classes or series of such Capital Stock which may be delivered pursuant to the Plan, (b) the number of shares of Capital Stock and the classes or series of Capital Stock subject to outstanding Options or SARs, (c) the Option price per share of all Capital Stock subject to outstanding Options, and (d) any other provisions of the Plan, provided, however, that (i) any adjustments made in accordance with clauses (b) and (c) shall make any such outstanding Option or SAR as nearly as practicable, equivalent to such Option or SAR, as the case may be, immediately prior to such change and (ii) no such adjustment shall give any optionee any additional benefits under any outstanding Option.

20. REORGANIZATION

     In the event that the Company is merged or consolidated with another corporation, or in the event that all or substantially all of the assets of the Company are acquired by another corporation, or in the event of a reorganization or liquidation of the Company (each such event being hereinafter referred to as a 'Reorganization Event') or in the event that the Board of Directors shall propose that the Company enter into a Reorganization Event, then the Committee may in its discretion take any or all of the following actions: (i) by written notice to each optionee, provide that his or her Options will be terminated unless exercised within thirty days (or such longer period as the Committee shall determine in its sole discretion) after the date of such notice (without acceleration of the exercisability of such Options); and (ii) advance the date or dates upon which any or all outstanding Options shall be exercisable.

     Whenever deemed appropriate by the Committee, any action referred to in subparagraph (a) above may be made conditional upon the consummation of the applicable Reorganization Event. The provisions of this Section 20 shall apply notwithstanding any other provision of the Plan.

21. CHANGE OF CONTROL

     Notwithstanding anything in the Plan to the contrary, upon (i) the acquisition by any person of 50% or more of the combined voting power of the Company's outstanding securities entitled to vote generally in the election of directors, or (ii) a majority of the directors of the Company being individuals who are not nominated by the Board of Directors (a 'Change of Control'), any outstanding Options granted under the Plan to officers or directors of the Company shall be fully and immediately exercisable and any Vesting Restrictions applicable to any Restricted Shares held by an officer of the

Company shall lapse and such Restricted Shares shall be delivered free and clear of all Transferability Restrictions. The acquisition of any portion of the combined voting power of the Company by DWG Acquisition Group, L.P., Nelson Peltz or Peter May or by any person affiliated with such persons (or the acquisition or disposition by any person or persons who receive any award under
Section 11 hereof) shall in no event constitute a Change of Control.

22. WITHHOLDING TAXES

     Whenever under the Plan shares of Common Stock are to be delivered pursuant to an award, the Committee may require as a condition of delivery that the optionee or grantee remit an amount sufficient to satisfy all federal, state and other governmental holding tax requirements related thereto. Whenever cash is to be paid under the Plan (whether upon the exercise of an SAR or otherwise), the Company may, as a condition of its payment, deduct therefrom, or from any salary or other payments due to the grantee, an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto or to the delivery of any shares of Common Stock under the Plan.

     Without limiting the generality of the foregoing, (i) an optionee or grantee may elect to satisfy all or part of the foregoing withholding requirements by delivery of unrestricted shares of Common Stock owned by the optionee or grantee for at least six months (or such other period as the Committee may determine) having a fair market value (determined as of the date of such delivery by the optionee or grantee) equal to all or part of the amount to be so withheld, provided that the Committee may require, as a condition of accepting any such delivery, the optionee or grantee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the optionee or grantee incurring any liability under Section 16(b) of the Act; and (ii) the Committee may permit any such delivery to be made by withholding shares of Common Stock from the Shares otherwise issuable pursuant to the award giving rise to the tax withholding obligation (in which event the date of delivery shall be deemed the date such award was exercised).

23. AMENDMENT AND DISCONTINUANCE

     The Board of Directors may alter, suspend, or discontinue the Plan, but, except as provided in Section 19, may not, without the approval of the holders of a majority of the Class A Common Stock, make any alteration or amendment hereto which operates (a) to materially increase the number of Shares which are available for the grant of Options, SARs and Restricted Shares under the Plan,
(b) to extend the term during which Options may be granted under the Plan or the maximum Option period provided in Section 9, (c) to decrease the minimum Option price provided in Section 8, (d) to materially increase the rights of optionees with respect to SARs in a manner which would not comply with Rule 16b-3, (e) to amend Section 11 in a manner which would not comply with Rule 16b-3, or (f) to materially modify the requirements as to eligibility for participation in the Plan, or (g) as otherwise required to comply with Rule 16b-3.

24. GOVERNING LAWS

     The Plan shall be applied and construed in accordance with an governed by the law of the state of Ohio, to the extent such law is not superseded by or inconsistent with Federal law.

25. EFFECTIVE DATE AND DURATION OF PLAN

     The Plan shall become effective on April 24, 1993, the date of its adoption by the Board of Directors; subject, however, to the approval of the Plan by the holders of a majority of the Class A Common Stock outstanding and entitled to vote generally in the election of directors on or prior to April 24, 1994. The term during which Options, SARs and Restricted Shares may be granted under the Plan shall expire on April 24, 1998.


26. AMENDMENTS TO AGREEMENTS



     Notwithstanding any other provision of the Plan, the Board of Directors, or any authorized committee thereof, may amend the terms of any agreement entered into in connection with any award granted pursuant to the Plan, provided that the terms of such amendment are not inconsistent with the terms of the Plan.

                                  APPENDIX I

                             TRIARC COMPANIES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Nelson Peltz and Peter W. May and each of them, with power of substitution, attorneys and proxies to represent and to vote all shares of Class A Common Stock of Triarc Companies, Inc. (the 'Company') which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Triarc Companies, Inc. to be held on Thursday, June 8, 1995, at 11:00 A.M., local time, in the third floor auditorium of Chemical Bank, 270 Park Avenue, New York, New York, and at any adjournments or postponements thereof:

1. Election of Directors:   FOR all nominees listed below                     AUTHORITY WITHHELD to vote for all
                            (except as otherwise instructed below) [ ]        nominees listed below [ ]
   Nelson Peltz, Peter W. May, Leon Kalvaria, Hugh L. Carey, Clive Chajet, Stanley R. Jaffee, M. L. Lowenkron, David
   E. Schwab II, Raymond S. Troubh and Gerald Tsai, Jr.
   To withhold authority to vote for any nominee, write that nominee's name in space below:

- ---------------------------------------------------------------------------------------------------------------------

2. Proposal to approve amendments to the Company's 1993 Equity Participation Plan which are described in the Proxy
   Statement.
                                          [ ] FOR    [ ] AGAINST    [ ] ABSTAIN
3. Proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent certified public accountants, as described in the Proxy Statment.
                                          [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

The Board of Directors recommends a vote FOR the election of the nominees named above and FOR Proposals 2 and 3. This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the election of the nominees named above and FOR proposals 2 and 3. Under the Company's By-Laws, business transacted at the Annual Meeting of Stockholders is confined to the purposes stated in the Notice of the Meeting. This Proxy will, however, convey discretionary authority to the persons named herein as proxies to vote on matters incident to the conduct of the Meeting.

                                               .......................... , 1995
                                                             Date

                                               ...........................[SEAL]

                                               ...........................[SEAL]

                                               THIS  PROXY   SHOULD  BEAR   YOUR
                                               SIGNATURE(S)   EXACTLY   AS  YOUR
                                               NAME(S) APPEAR IN THE STENCIL  TO
                                               THE   LEFT.   WHEN   SIGNING   AS
                                               ATTORNEY,  EXECUTOR,  ADMINISTRA-
                                               TOR,   PERSONAL   REPRESENTATIVE,
                                               TRUSTEE,  GUARDIAN  OR  CORPORATE
                                               OFFICER,  PLEASE GIVE FULL TITLE.
                                               FOR JOINT  ACCOUNTS,  EACH  JOINT
                                               OWNER SHOULD SIGN.

            PLEASE DATE, SIGN AND RETURN TODAY IN THE ENCLOSED ENVELOPE.